                                                                  EXHIBIT (B)(2)

                                                                    Confidential

                       DISCUSSION MATERIALS PREPARED FOR

                THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS

                                   REGARDING

                                 PROJECT ASTRO


                              SEPTEMBER 11, 1997

                                                                    Confidential

TABLE OF CONTENTS



1        COMPANY PROFILE - ASTRO

2        PUBLIC MARKET ANALYSIS - ASTRO

3        SUMMARY OF RECENT ANALYST COMMENTS - ASTRO

4        VALUATION ANALYSIS - ASTRO

5        COMPANY PROFILE - JETSON

6        SUMMARY OF RECENT ANALYST COMMENTS - JETSON

7        VALUATION ANALYSIS - JETSON

8        TRANSACTION ANALYSIS - JETSON

9        ILLUSTRATIVE COLLAR STRUCTURES

      COMPANY PROFILE - ASTRO

PROFILE OF ASTRO


   Astro is the leading provider of fixed annuities sold through financial institutions.



   . Astro was organized in October 1993.


   . The Company completed an initial public offering at a price of $12.00 in February, 1994 in which 52% of the Company was sold to the public.

   . By developing a proprietary marketing strategy focused on the sale of fixed annuities through the bank distribution market, the new management team has repositioned the Company to become a leader in the fixed annuity market.

     - Innovative strategy that enables banks to serve as sub-advisors on the investments supporting their customers' annuities.

     - #1 financial institution fixed annuity market up from #6 in 1995 and #10 in 1994.

   . GAAP equity of $970.5 million as of June 30, 1997.

   . Statutory capital and surplus of $596.9 million as of June 30, 1997.

   . Market capitalization of $2.0 billion as of September 10, 1997.

     - Public float of approximately $1.1 billion (53.8%).

     - Jetson owns 46.2% which was purchased in two transactions at an average price of $12.61.

     - Director and executive officer ownership of 2.8%.

     . "A" A.M. Best rating; "AA-" S&P claims paying ability rating (reflects a one level upgrade in September 1996, from "A+" (Good)).

PROFILE OF ASTRO

       Strengths

  .    A leader in the sale of tax deferred annuities.

  .    Favorable demographics.

  .    Proprietary financial institutions program.

  .    #1 provider of fixed annuities through financial institutions.

  .    Strong reputation in the market place.

  .    Experienced  management team.

  .    Favorable withdrawal protection.

  .    Low cost producer.


       Concerns

  .    Heavy concentration on a single product line (87% SPDA's).

  . Heavy concentration on single distribution channel (financial institutions - 82%).

  . Heavy concentration on one account (First Union - 37% of total, 45% of financial institutions).

  . Need for increased financial strength / rating to achieve and support increased growth.

  .    Competitive environment with limited growth.

  .    Regulatory environment.

ASTRO - PRODUCTION BY LINE/DISTRIBUTION
CHANNEL

 TOTAL PREMIUM PRODUCTION BY PRODUCT
 ($ in millions)

                                                     1993        1994        1995          1996         1997E\\(1)\\
--------------------------------------------------------------------------------------------------------------------
 SPDA                                                $404        $616        $560        $1,420        $1,942
 Variable Annuity                                       0           0           0             6            18
 FPDA                                                  90          81          92            68            54
 Specialty                                             69          55          68           132           173
--------------------------------------------------------------------------------------------------------------------
    Total                                            $563        $752        $720        $1,626        $2,187
--------------------------------------------------------------------------------------------------------------------

 TOTAL PREMIUM PRODUCTION BY DISTRIBUTION CHANNEL
($ in millions)
                                                     1993        1994        1995          1996         1997E\\(1)\\
--------------------------------------------------------------------------------------------------------------------
 Financial Institutions - Proprietary                  $0          $0         $37          $890        $1,438
 Financial Institutions - Retail                      407         556         453           447           414
 PPGA                                                 107         142         156           148           162
 Specialty                                             49          54          68           134           173
 Direct                                                 0           0           6             7             7
--------------------------------------------------------------------------------------------------------------------
    Total                                            $563        $752        $720        $1,626        $2,187
--------------------------------------------------------------------------------------------------------------------


(1) Estimates based on annualized six month results.

ASTRO - FINANCIAL HIGHLIGHTS

($ in millions)                                                             FOR THE YEARS ENDED                 FOR THE SIX MONTHS
                                                                               DECEMBER 31,                       ENDED JUNE 30,
                                                               ---------------------------------------------- ----------------------
Income Statement                                                   1994            1995           1996         1996          1997
------------------------------------------------------------------------------------------------------------------------------------
    Revenues:
       Insurance Policy Income                                     $27.4           $29.1          $92.8         $38.0        $71.2
       Net Insurance Income                                        637.4           662.9          703.1         343.8        391.5
       Net Realized Gains (Losses)                                 (52.9)         (126.2)          (2.3)         (4.9)         3.7
                                                               ---------------------------------------------------------------------
       Total Revenues                                              615.6           569.6          800.6         376.9        466.4
------------------------------------------------------------------------------------------------------------------------------------
    Benefits and Expenses:
       Insurance Policy Benefits                                   104.7           108.3          109.6          55.9         53.9
       Interest Expense on Annuities and Financial Products        344.2           364.9          381.7         184.5        205.8
           Total Benefits and Expenses                             501.5           560.8          647.7         307.2        372.9
                                                               ---------------------------------------------------------------------
           Income Before Income Taxes                              114.1             8.8          152.9          69.7         93.5
    Income Tax Expense                                              40.8             1.5           53.5          24.3         34.7
           Net Income                                              $73.3            $7.3          $99.4         $45.4        $58.8
------------------------------------------------------------------------------------------------------------------------------------
    Operating Return on Equity(1)                                   13.6%           10.5%          13.2%         14.2%        13.0%
    Per Common Share Data:
       Net Income                                                   $1.18           $0.12          $1.53         $0.72        $0.83
       Operating Earnings                                            1.50            1.45           1.56          0.77         0.83
       Weighted Average Shares                                      62.1            62.5           64.9          62.8         70.5
------------------------------------------------------------------------------------------------------------------------------------

Balance Sheet
------------------------------------------------------------------------------------------------------------------------------------
       Total Investments                                        $7,452.6        $8,845.2       $9,376.1           NA     $10,287.1
       Total Assets                                              8,321.2         9,312.2       10,095.5           NA      11,160.8
       Insurance Liabilities                                     7,776.1         7,915.8        8,679.9           NA       9,307.0
       Total Debt                                                  147.7           147.8          148.0           NA         148.1
       Shareholders' Equity                                        339.4           784.5          914.8           NA         970.5
------------------------------------------------------------------------------------------------------------------------------------



(1) Excludes effect of SFAS 115.  Six month periods are annualized returns.

ASTRO - GAAP PROJECTED OPERATING DATA(1)


   The following management assumptions assume 15%, 20% and 25%  growth rates.


   SUMMARY FINANCIAL INFORMATION
   ($ in millions, except per share data)

                                                                      FOR THE YEARS ENDED
                                                                          DECEMBER 31,
                                      --------------------------------------------------------------------------------------
                                        1996(2)             1997             1998              1999             2000
----------------------------------------------------------------------------------------------------------------------------
15% Growth Rate
   Total Premiums                       $1,818            $2,174            $2,506           $2,876            $3,302

    Operating EPS                         1.56              1.75              1.99             2.28              2.67

    EPS Growth                            7.6%             12.2%             13.7%            14.6%             17.1%
----------------------------------------------------------------------------------------------------------------------------

20% Growth Rate
   Total Premiums                       $1,818            $2,174            $2,610           $3,121            $3,737

    Operating EPS                         1.56              1.75              2.00             2.31              2.74

    EPS Growth                            7.6%             12.2%             14.3%            15.5%             18.6%
----------------------------------------------------------------------------------------------------------------------------

25% Growth Rate
   Total Premiums                       $1,818            $2,174            $2,716           $3,382            $4,218

    Operating EPS                         1.56              1.75              2.01             2.34              2.82

    EPS Growth                            7.6%             12.2%             14.9%            16.4%             20.5%
----------------------------------------------------------------------------------------------------------------------------


(1) Assumptions provided by Astro.
(2) Actual performance.

RATIONALE FOR A SALE


  . Rating agency upgrade would significantly improve competitive position.

  . Larger capital base to support new business.

  . Diversification of earnings.

  . Hedge against further erosion of Glass Steagall.

  . Ability to capitalize on value, while Company maintains its competitive advantage.

  . Potential cost synergies from merger.

  . Ability to offer full range of products to existing policyholders.

  . Growth in near term is likely, long-term is more uncertain.



                        ------------------------------

                        PUBLIC MARKET ANALYSIS - ASTRO

STOCK PRICE PERFORMANCE - IPO TO PRESENT


   Astro's stock price has appreciated at over a 25% compound annual rate since its IPO.


   WEEKLY FROM FEBRUARY 18, 1994 - SEPTEMBER 5, 1997

                           [LINE GRAPH APPEARS HERE]


Low Price on 11/19/94 -  $9.75
High price on 7/10/97 - $28.88

(1) 3/18/94 - 3/18/94 - IPO of 32.4 million shares at $12.00 per share.
(2) 12/16/94 - Jetson acquires 40% of common stock from Conseco at $22.00 per share.
(3) 9/6/96 - Jetson purchases 7.3 million shares increasing ownership by 6.2% for $17.92 per share.

INDEXED PRICE PERFORMANCE - IPO TO PRESENT


   Astro's stock price has lagged the comparable index since its IPO.


   WEEKLY FROM FEBRUARY 18, 1994 - SEPTEMBER 5, 1997

                           [LINE GRAPH APPEARS HERE]


*Comparable Companies include: American Annuity Group, Inc., Liberty Financial Companies, Inc., Presidential Life Corporation and SunAmerica, Inc. Indexed prices are equal weighted.

ASTRO HISTORICAL PRICE/VOLUME ANALYSIS/(1)/


   Astro's stock has recently shown a significant increase in price and trading volume.


                           [BAR GRAPH APPEARS HERE]


Average Share Price                 $12.75          $12.50          $17.75         $25.69
Average Daily Shares Traded        289,519         115,912          91,047        120,470
Weighted Average                62,300,000      62,700,000      70,100,000     70,600,000
Shares Outstanding


(1) Graph shows Astro's high and low share price.

PUBLIC COMPANY COMPARABLE ANALYSIS






                               Price            EPS(1)          Price/Earnings(1)
                                        -------------------------------------------------  Price to     Div     Proj. EPS     Proj.
                              9/10/97     1997E       1998E     1997E       1998E         Book Value   Yield     Growth        ROE
------------------------------------------------------------------------------------------------------------------------------------
 Astro                         $28.13     $1.75       $2.00     16.1x       14.1x            2.02x      0.6%      14.3%       12.6%

 American Annuity Group        $21.75     $1.55       $1.70     14.0x       12.8x            1.94       0.4%       9.7%       13.8%
 Liberty Financial Cos., Inc.   50.75      3.61        4.00     14.1        12.7             1.33       1.2       10.8         9.5
 Presidential Life Corp.        18.88      1.23        1.38     15.3        13.7             1.38       1.1       12.2         9.0
 SunAmerica, Inc.               36.25      1.85        2.19     19.6        16.6             3.42       0.7       18.4        17.5

 Adjusted Mean(2)                                               14.7x       13.2x            1.66x      0.9%      11.5%       11.6%
 Mean                                                           15.8        13.9             2.02       0.8       12.8        12.4
 Low                                                            14.0        12.7             1.33       0.4        9.7         9.0
 High                                                           19.6        16.6             3.42       1.2       18.4        17.5
------------------------------------------------------------------------------------------------------------------------------------

(1) Management estimates for 1997 and 1998 for Astro. IBES earnings estimates for 1997 and 1998 for peers.
(2) Excludes Astro, low and high

ANALYSIS OF ASTRO'S SHAREHOLDER PROFILE


25 LARGEST INSTITUTIONAL HOLDERS OF ASTRO                              25 LARGEST INSTITUTIONAL HOLDERS OF COMPARABLE COMPANIES
                                         Astro          Comparable                                        Comparable          Astro
              Institution(1)            Holdings        Holdings(2)                  Institution(1)        Holdings         Holdings

------------------------------------------------------------------------------------------------------------------------------------

Jetson                                 $897,631           $7,649       American Financial Group Inc.      $759,678               $0
Prudential Ins. Co.                     108,713           12,445       Morgan J P & Co Inc.                267,503                0
Firstar Corporation                      77,019                0       Fidelity Mgmt & Res. Corp.          209,538            2,815
Liberty Investment Mgmt.                 71,499                0       Mackay Shields Financial            173,100                0
Pioneering Mgmt. Corp.                   58,287           16,393       Davis Selected Advisors LP          138,890                0
Dietche & Field Advs. Inc.               55,053                0       Fiduciary Trust Co. Intl.           134,418                0
Boston Ptnrs Asset Mgmt.                 44,684              311       Morgan Stanley Dean Witter          132,288            1,171
Mellon Bank Corporation                  43,680           86,003       Kr Capital Advisors Inc.            126,391                0
Janus Capital Corp.                      35,708           22,735       Nicholas Co.                        120,572                0
Harvard College                          25,784            2,495       Aeltus Investment Mgmt.             113,730                0
Schroder Capital Mgmt. Inc.              23,694           22,898       Putnam Investment Mgmt.             101,393                0
Glickenhaus & Co.                        23,666                0       Barclays Bank Plc                    96,547           15,053
Neuberger & Berman                       19,819            1,815       Mellon Bank Corporation              86,003           43,680
Waddell & Reed Inc.                      19,513           11,044       Harbor Capital Mgmt Co.              81,836                0
College Retire Equities                  16,028           62,786       Nicholas-Applegate Cap.              76,179                0
Zurich Kemper Invts. Inc.                15,889                0       Value Line Inc.                      74,078            8,446
Barclays Bank Plc                        15,053           96,547       Bankers Trust N Y Corp.              64,187            6,188
Skyline Asset Mgmt.                      14,579                0       College Retire Equities              62,786           16,028
Ardsley Partners                         14,495                0       Mass Mutual Life Insurance           59,370                0
Travelers Inc.                           13,659           30,456       Franklin Resources Inc.              52,612            6,746
Anchor Capital Advisors                  11,708              496       Calif. State Teachers Ret.           52,561            4,795
Invesco Funds Group Inc.                 11,150           43,316       Aim Mgmt. Group Inc.                 51,127            1,673
Gray Seifert & Company                    8,613           10,585       Sirach Capital Mgmt Inc.             49,080                0
Value Line Inc.                           8,446           74,078       American Century Cos.                45,686                0
Strong Capital Mgmt. Inc.                 8,446           21,442       Invesco Funds Grp Inc.               43,316           11,150


(1) Institutions required to make a 13F filing.
(2) Comparable companies include American Annuity Group, Inc., Liberty Financial Cos., Inc., Presidential Life Corporation and SunAmerica, Inc.

ANALYSIS OF ASTRO'S SHAREHOLDER PROFILE OVER TIME


Owner Name                       6/30/97  3/31/97  12/31/96  9/30/96  6/30/96  3/31/96  12/31/95
--------------------------------------------------------------------------------------------------
Price At End Of Period            $26.81   $23.38    $19.25   $18.63   $18.38   $16.25   $16.13
--------------------------------------------------------------------------------------------------
(In Thousands of Shares)
American General Corp             32,202   24,948    24,948   24,948   24,948   24,948   24,948
Prudential Ins Co/Amer             3,900    3,895     4,114    4,192    4,226    4,845    5,607
Firstar Corporation                2,763    2,693     2,533    1,483    1,361    1,269      682
Pioneering Mgmt Corp               2,091    2,127     2,339    3,494    3,498    3,498    2,133
Dietche & Field Advs Inc           1,975    2,222     2,629    3,235    3,328    3,393    3,445
Boston Ptnrs Asset Mgmt            1,603    1,394     1,669    1,167      869      158      157
Mellon Bank Corporation            1,567    1,499     1,477    1,388    1,308    1,083      989
Harvard College                      925    1,160         0        0        0      200        0
Schroder Cap Mgmt Inc                850      872       860      765      765      757      504
Neuberger & Berman                   711      858       951      918      913      913      919
College Retire Equities              575      577       455      408      144      140        8
Zurich Kemper Invts Inc              570      639       617      617      517      517      521
Skyline Asset Mgmt Lp                523        0         0      336        0        0        0
Ardsley Partners                     520      183         0        0        0        0        0
Travelers Inc                        490      487       550      528      515      437      404
Anchor Capital Advisors              420      428       443        0        0        0        0
Gray Seifert & Company               309      304         0        0        0        0        0
Value Line Inc.                      303      100         0        0        0        0        0
Bessemer Trust Company               301      299       235        0        0        0        0
University Of Texas Invt             288      288       279      204      204      204      167
Ubs Asset Mgmt Ny Inc                288      288       506      506      503      596      809
Mcglinn Capital Mgmt                 280      314       269      239      279      359      256
State Street Corp                    257      268       330      333      286      132      108
Cumberland Associates                250      284       319      445      450      450      685
Franklin Resources Inc               242      272       347      351      346        0        0
Gw Capital Inc                       235      305       305      225      335      438      443
Bessemer Trust Co N A                223      199       176        0        0        0        0
Bankers Trust N Y Corp               222      381        82       48      126      127       93
Phoenix Home Life Mutual             206      206       288        0        0        0        0
Aegon Usa Invt Mgmt Inc              205      216       564        0        0        0        0
Hancock John Advisers                160      160        75       75       75       75       75
Texas Teacher Retirm Sys             140      205       305      305      255      140        0
Vanguard Group Inc                   128      119         0        0        0        0        0
Tudor Group Holdings                 127        0         0        0        0        0        0
Pinnacle Associates Ltd              127      132       191      197      206        0      222
Morgan Asset Mgmt Inc                122      133       149        0        0        0        0
Weiss Peck & Greer                   110       15       356      411      415      412      517

Owner Name                        9/30/95  6/30/95  3/31/95  12/31/94  9/30/94  6/30/94  3/31/94
--------------------------------------------------------------------------------------------------
Price At End Of Period             $13.75   $12.38   $12.50    $12.88   $13.38   $11.88   $12.75
--------------------------------------------------------------------------------------------------
(In Thousands of Shares)
American General Corp              24,948   24,948   24,948    24,948        0        0        0
Prudential Ins Co/Amer              5,746    5,872    5,580     5,398    2,960    2,886    1,959
Firstar Corporation                     0        0        0         3        3        0        0
Pioneering Mgmt Corp                1,889    1,208        0         0        0        0        0
Dietche & Field Advs Inc                0      890    1,750     2,110    1,900    1,500    1,500
Boston Ptnrs Asset Mgmt                 0        0        0         0        0        0        0
Mellon Bank Corporation               999      276      723       470      620      555      434
Harvard College                        27        0        0         0        0        0        0
Schroder Cap Mgmt Inc                   0        0        0         0        0        0        0
Neuberger & Berman                    701      709      627       562      544      495        0
College Retire Equities                 0        0        0       141      208      250      250
Zurich Kemper Invts Inc               605    1,042    1,281         0        0    2,626    2,726
Skyline Asset Mgmt Lp                   0        0        0         0        0        0        0
Ardsley Partners                        0        0        0         0        0        0        0
Travelers Inc                         441      402      478       608      980        6        0
Anchor Capital Advisors                 0        0        0         0        0        0        0
Gray Seifert & Company                443      456        0       351      155      155      150
Value Line Inc.                         0        0        0         0        0        0        0
Bessemer Trust Company                  0        0        8         8        7        7        0
University Of Texas Invt                0        0        0         0        0        0        0
Ubs Asset Mgmt Ny Inc               1,041      941    1,288       976      931      786      786
Mcglinn Capital Mgmt                   45       53        0         0        0        0        0
State Street Corp                     104      157      138       151      166      101        0
Cumberland Associates                   0        0        0         0        0       99      100
Franklin Resources Inc                  0        0        0         0        0        0        0
Gw Capital Inc                          0        0        0         0        0        0        0
Bessemer Trust Co N A                   0        0        0         0        0        0        0
Bankers Trust N Y Corp                  0        0        0         0        0        0        0
Phoenix Home Life Mutual                0        0        0         0        0        0        0
Aegon Usa Invt Mgmt Inc                 4        2        0         0        0        0        0
Hancock John Advisers                  60       20        0         0        0        0        0
Texas Teacher Retirm Sys                0        0        0         0        0        0        0
Vanguard Group Inc                      0        0        0         0        0        0        0
Tudor Group Holdings                    0        0        0         0        0        0        0
Pinnacle Associates Ltd               210      210       96         1        1        0        0
Morgan Asset Mgmt Inc                   0        0        0         0        0        0        0
Weiss Peck & Greer                    517      521        8        10      438      385      405


Owner Name                       6/30/97  3/31/97  12/31/96  9/30/96  6/30/96  3/31/96  12/31/95
--------------------------------------------------------------------------------------------------
Price At End Of Period            $26.81   $23.38    $19.25   $18.63   $18.38   $16.25   $16.13
--------------------------------------------------------------------------------------------------
(In Thousands of Shares)
ANB Investment Mgmt & Tr             106      107       108      108      102       87       75
Neuberger & Berm Inst Asst           104      115       134      134      134      134      132
Barnett Capital Advisors             101        0         0        0        0        0        0
Fidelity Mgmt & Res Corp             101      120       327      258      354      387      476
Painewebber Group Inc                 79       83        23        0        0        0        1
Virginia Retirement Sys               76       76        76        0        0        0        0
Lincoln Capital Mgmt Co               72        0        25       25        0        0        0
Jenswold King & Assocs.               66       66       527      948      972      994    1,029
Royal London Mutual Ins               65       65        65       65       65       65       65
Frontier Capital Mgmt Co              65       42         0        0        0        0        0
Aim Mgmt Group Inc                    60       55        55       10        4        0        0
Westport Asset Mgmt Inc               57       57        57        0       58       58       58
Bessemer Trust Co/Fla                 56       48        37        0        0        0        0
U S West Inc                          53       48        48       48        0        0        0
Standish Ayer & Wood Inc              52       48        29        0        0        0        0
Augusta Mgmt Llc                      50        0         0        0        0        0        0
Burnham Asset Mgmt Corp               45       46        51       52       39       31        0
Morgan Stanley D Witter               42        0         0        0       24       10       14
Lasalle Natl Trust N A                42       49        45       34       22       22       14
Martin Currie Invt Mgmt               35       35        35        0        0        0        0
Aid Assoc For Lutherans               34       28        25       20       15       10        6
Russell Frank Co Inc                  33       26        26        0        0        0        0
Jacobs Levy Equity Mgmt               33       26        26        0        0        0        0
Citicorp                              28        0        28       28       28       28       28
Charles Schwab Invt Mgmt              28       28        10       10       10       10       10
Grantham Mayo Van Otter               27       31        12        0        0        0        0
Caxton Associates Llc                 25        0         0        0        0        0        0
Prudential Secs. Inc.                 24       29        27        0        0        0        0
First Union Corporation               24       24        24       24       24       24        0
Nationwide Advisory Svcs              20       15         0        0        0        0        0
Tocqueville Asset Mgmt                19       95       145      161      155       86       75
Fleet Finl Group Inc                  16       16        18        0      128        0        0
Comerica Inc                          16       16        13       10       10        0       30
M&G Investment Mgmt Ltd               15       10         0        0        0        0        0
Natl Westminster Bk Plc               14        0         0        0        0        0        0
Renaissance Technologies              14        0         0        0        0        0        0
Hartford Fire Insurance               12       21        25       15        0        0        0
Compass Bancshares Inc                10        0         0        0        0        0        0

Owner Name                       9/30/95  6/30/95   3/31/95 12/31/94  9/30/94  6/30/94  3/31/94
--------------------------------------------------------------------------------------------------
Price At End Of Period            $13.75   $12.38    $12.50   $12.88   $13.38   $11.88   $12.75
--------------------------------------------------------------------------------------------------
(In Thousands of Shares)
ANB Investment Mgmt & Tr               0        0         0        0        0        0        0
Neuberger & Berm Inst Asst           122      122       112      133      163       92        0
Barnett Capital Advisors             432      480       478      426      414    1,048    1,062
Fidelity Mgmt & Res Corp              10        0         0        0        0        0        0
Painewebber Group Inc                  1        1         1        1        1        0        0
Virginia Retirement Sys                0        0         0        0        0        0        0
Lincoln Capital Mgmt Co                0        0         0        0       44       44       44
Jenswold King & Assocs.              942      805       418      415      398        0        0
Royal London Mutual Ins               65       65        65      185      185      185      185
Frontier Capital Mgmt Co              17       64        92       90        0       74        0
Aim Mgmt Group Inc                     0        0         0        0        0        0      120
Westport Asset Mgmt Inc               58       58        46        0        0        0        0
Bessemer Trust Co/Fla                  0        0         0        0        0        0        0
U S West Inc                           0        0         0        0        0        0        0
Standish Ayer & Wood Inc               0        0         0        0        0        0        0
Augusta Mgmt Llc                       0        0         0        0        0        0        0
Burnham Asset Mgmt Corp                1        0         0        0        0        0        0
Morgan Stanley D Witter                0        0         0        0        0        0        0
Lasalle Natl Trust N A                14       12        56       59       39        0        0
Martin Currie Invt Mgmt                0        0         0        0        0        0        0
Aid Assoc For Lutherans                0        0         0        0        0        0        0
Russell Frank Co Inc                   0        0         0        0        0        0        0
Jacobs Levy Equity Mgmt                0       32        32      104        0        0        0
Citicorp                               4        0         0        0        0        0        0
Charles Schwab Invt Mgmt               0        0       314      358      332        0        0
Grantham Mayo Van Otter                0        0         0        0        0        0        0
Caxton Associates Llc                 10        0         0        0        0        0        0
Prudential Secs. Inc.                  0        0         0        0        0        0       28
First Union Corporation              530        0         0        0        0        0        0
Nationwide Advisory Svcs               0        0         0        0        0        0        0
Tocqueville Asset Mgmt                72       62        53       15        0        0        0
Fleet Finl Group Inc                 101       81        81       81       51        0        0
Comerica Inc                           0        0         0        0        0        0        0
M&G Investment Mgmt Ltd                0        0        55       55       55        0        0
Natl Westminster Bk Plc                0        0         0        0        0        0        0
Renaissance Technologies               0        0         0        0        0        0        0
Hartford Fire Insurance                0        0         0        0        0        0        0
Compass Bancshares Inc                 0        0         0        0        0       20       20


Owner Name                       6/30/97  3/31/97  12/31/96  9/30/96  6/30/96  3/31/96  12/31/95
--------------------------------------------------------------------------------------------------
Price At End Of Period            $26.81   $23.38    $19.25   $18.63   $18.38   $16.25   $16.13
--------------------------------------------------------------------------------------------------
(In Thousands of Shares)
Breen Daniel & Co L P                  9        9         0        0        0        0        0
Aig Intl Mgmt Co Inc                   9        0         0        0        0        0        0
United States Trust/N Y                7        7         7        6        6        6        0
Teachers Advisors Inc                  5        5         4        3        2        2        0
Eagle Asset Mgmt Inc                   2        2         2        2        2        2        2
Advest Group Inc                       2        0         0        0        0        0        0
Norwest Corporation                    1        1         1        1        1        0        0
Janus Capital Corp                     0    1,281         0        0        0        0       11
Glickenhaus & Co.                      0      849     1,075    1,023    1,067    1,091    1,116
Waddell & Reed Inc                     0      700       650        0        0        0        0
Barclays Bank Plc                      0      540       465      469      361        0        0
Invesco Funds Grp Inc                  0      400         0        0        0        0        0
Mass Mutual Life Insur                 0      373         0        0        0        0        0
Strong Capital Mgmt Inc                0      303         0        0        0        0        0
Invista Capital Mgmt Inc               0      199         0        0        0        0        0
Calif State Teachers Ret               0      172       146        0       22       16       16
New York St Common Ret.                0      156       151      122      122      122       80
Turner Invt Partners Inc               0      117         0        0        0        0        0
Kingdon Capital Mgmt                   0      100       300      300      106        0        0
World Asset Management                 0       65        59       56       56       31       30
Gw Capital Mgmt Inc                    0       42         0        0        0        0        3
Marshall & Ilsley Corp                 0       35         0        0        0        0        0
Equitable Companies Inc                0       31        31       31       35       35       35
Lasalle Street Cap Mgmt                0       24        41        0        0        0        0
Investment Advisory Svcs               0       18        71       70       77       74       90
Essex Investment Mgmt Co               0       17         0        0        0        0        0
Banc One Corporation                   0       12         0        0        0      150      235
Sanford C Bernstein & Co               0       12         0      269      672      847      836
First Security Corp/Utah               0        6         0        0        0        0        0
Mercantile Banc/Missouri               0        2         0        0        0        0        0
Wells Fargo & Company                  0        2         2        0        0        0        0
Pittenger & Anderson                   0        1         1        0        0        0        0
Liberty Investment Mgmt                0        0     2,565    2,562    2,592    2,651    2,770
Rainier Invt Mgmt Inc                  0        0       533      354      176        0        0
Babson David L & Co                    0        0       363      362      358      344        0
Scudder Stevens & Clark                0        0       161      176      120        0       30
First Chicago Nbd Invt                 0        0       120      120      120       60       60
Aal Capital Mgmt Corp                  0        0       113        0        0        0        0


Owner Name                       9/30/95  6/30/95   3/31/95 12/31/94  9/30/94  6/30/94  3/31/94
--------------------------------------------------------------------------------------------------
Price At End Of Period            $13.75   $12.38    $12.50   $12.88   $13.38   $11.88   $12.75
--------------------------------------------------------------------------------------------------
(In Thousands of Shares)
Breen Daniel & Co L P                  0        0         0        0        1        1        0
Aig Intl Mgmt Co Inc                   0        0         0        0        0      200      200
United States Trust/N Y               11        0         0        0        0        0        0
Teachers Advisors Inc                  0        0         0        0        0        0        0
Eagle Asset Mgmt Inc                 156        0       100        0        0        0        0
Advest Group Inc                       0        0         0        0        0        0        0
Norwest Corporation                    0        0         0        0        0        0        0
Janus Capital Corp                     0        0         0        0        0        0        0
Glickenhaus & Co.                      0        0         0        0        0        0        0
Waddell & Reed Inc                     0        0         0        0        0        0        0
Barclays Bank Plc                      0        0         0        0        0        0        0
Invesco Funds Grp Inc                  0        0         0        0        0        0        0
Mass Mutual Life Insur                 0        0         0        0        0        0        0
Strong Capital Mgmt Inc                0        0         0        0        0        0        0
Invista Capital Mgmt Inc               0        0         0        0        0        0        0
Calif State Teachers Ret               0        0         0        0        0        0        0
New York St Common Ret.               80       80        80       80        0        0        0
Turner Invt Partners Inc               0        0         0        0      115        0        0
Kingdon Capital Mgmt                   0        0         0        0       65        0        0
World Asset Management                30       30         0        0        0        0        0
Gw Capital Mgmt Inc                    0        0         0        0        0        0        0
Marshall & Ilsley Corp                 0        0         0        0        0        0        0
Equitable Companies Inc                0        0         0        0        0        0        0
Lasalle Street Cap Mgmt                0        0         0        0        0        0        0
Investment Advisory Svcs               0        0         0        0        0        0        0
Essex Investment Mgmt Co             857    1,002       989    1,000      729      610      923
Banc One Corporation                   6        0         0        0        0        0        0
Sanford C Bernstein & Co             335        0         0        0        0        0        0
First Security Corp/Utah               3        3         5        5        5        5        5
Mercantile Banc/Missouri               0        0        15       15       12        0        0
Wells Fargo & Company                  0        0         0        0        0        0        0
Pittenger & Anderson                   0        0         0        0        0        0        0
Liberty Investment Mgmt            3,030    3,250     3,342    2,268      879    1,093      636
Rainier Invt Mgmt Inc                  0        0         0        0        0        0        0
Babson David L & Co                  294       55         1        1        1        1       60
Scudder Stevens & Clark               57       65        80        0      900    1,025    1,025
First Chicago Nbd Invt                 0        0         0        0        0        0       15
Aal Capital Mgmt Corp                  0        0         0        0        0        0        0


Owner Name                       6/30/97  3/31/97  12/31/96  9/30/96  6/30/96  3/31/96  12/31/95
--------------------------------------------------------------------------------------------------
Price At End Of Period            $26.81   $23.38    $19.25   $18.63   $18.38   $16.25   $16.13
--------------------------------------------------------------------------------------------------
(In Thousands of Shares)
Morgan J P & Co Inc                    0        0       100      100        0        0        0
Oppenheimer & Co L P                   0        0        80       84       91       89       91
Panagora Asset Mgmt Inc                0        0        17        0        0        0        0
U S Bancorp                            0        0         6        6        0        0        0
Nicholas-Applegate Cap.                0        0         0      148      270        0        0
Lynch & Mayer Inc                      0        0         0      975      870        0        0
Lazard Freres & Co                     0        0         0      663    1,230    1,350    1,378
Sound Shore Mgmt. Inc.                 0        0         0      313      313      313      313
Delaware Management Co                 0        0         0       17       16        0        0
Bank Of New York                       0        0         0        6        6        7        6
Bank Of Tokyo Ltd                      0        0         0        5        0        0        0
Bea Associates Inc                     0        0         0        0      304      427      430
Fleet Trust Co N A                     0        0         0        0      120      154      141
Tcw Group Inc                          0        0         0        0       94        0        0
Northern Trust Corp                    0        0         0        0       26       23       20
Reams Asset Mgmt Co Llc                0        0         0        0       20      330      441
Bzw Barclays Glbl Invts                0        0         0        0        0      369      366
Kirr Marbach & Company                 0        0         0        0        0      159      248
First Chicago Nbd Corp                 0        0         0        0        0       60        0
Hawaiian Trust Co Ltd                  0        0         0        0        0       38       38
Keycorp                                0        0         0        0        0       11       11
Crabbe Huson Group Inc                 0        0         0        0        0        3        0
Bzw Barclays Glbl Fd Adv               0        0         0        0        0        3        2
Lehman Brothers Hldgs                  0        0         0        0        0        1        1
Merrill Lynch & Co Inc                 0        0         0        0        0        1        1
Maverick Capital Ltd                   0        0         0        0        0        0      205
Mccullough Andrews & Capp.             0        0         0        0        0        0      139
General Motors Invt Mgmt               0        0         0        0        0        0       60
Warburg Pincus Counsellr               0        0         0        0        0        0       20
Zweig/Glaser Advisers                  0        0         0        0        0        0       14
First Financial Svcs Grp               0        0         0        0        0        0       12
Amsouth Bancorporation                 0        0         0        0        0        0        1
Deposit Guaranty Natl Bk               0        0         0        0        0        0        0
Credit Suisse Fst Boston               0        0         0        0        0        0        0
Ge Investment Corp                     0        0         0        0        0        0        0
Boatmens Bancshares Inc                0        0         0        0        0        0        0
Garrison Keogh & Co Inc                0        0         0        0        0        0        0
Eighteen-38 Invt. Advs.                0        0         0        0        0        0        0


Owner Name                       9/30/95  6/30/95   3/31/95 12/31/94  9/30/94  6/30/94  3/31/94
--------------------------------------------------------------------------------------------------
Price At End Of Period            $13.75   $12.38    $12.50   $12.88   $13.38   $11.88   $12.75
--------------------------------------------------------------------------------------------------
(In Thousands of Shares)
Morgan J P & Co Inc                    0        0         0        0        0        0        0
Oppenheimer & Co L P                  87       89         0        0        0        0        0
Panagora Asset Mgmt Inc                0        0         0        0        0        0        0
U S Bancorp                            0        0         0        0        0        0        0
Nicholas-Applegate Cap.                0        0         0        0        0        0        0
Lynch & Mayer Inc                      0        0         0        0        0        0        0
Lazard Freres & Co                 1,164    1,144       383        0        0        0        0
Sound Shore Mgmt. Inc.               313      300         0        0        0        0        0
Delaware Management Co                 0        0         0       24       14        0       15
Bank Of New York                       0        0         0        0        0        0        0
Bank Of Tokyo Ltd                     74      172       160      100       30       30        0
Bea Associates Inc                     0        0         0        0        0        0        0
Fleet Trust Co N A                     0        0         0        0       50        0        0
Tcw Group Inc                          0        0         0        0        0        0        0
Northern Trust Corp                   28        0         0        0        0        0       44
Reams Asset Mgmt Co Llc              500      364         0        0        0        0        0
Bzw Barclays Glbl Invts               16       16        15        9        9        9        0
Kirr Marbach & Company               248      249         0        0        0        0        0
First Chicago Nbd Corp                60       60         0        0        0        0        0
Hawaiian Trust Co Ltd                 38       38        38       38       25       25       25
Keycorp                                6       14         6        0        0        0        7
Crabbe Huson Group Inc                 0        0        10        3        1       58       58
Bzw Barclays Glbl Fd Adv             348      287       313      283      273      257        0
Lehman Brothers Hldgs                  0        0         0        0        0        0        0
Merrill Lynch & Co Inc                 1        5         0       80        3        0        0
Maverick Capital Ltd                   0        0         0        0        0        0        0
Mccullough Andrews & Capp.           139        0         0        0        0        0        0
General Motors Invt Mgmt           1,106    1,026       693      357      147       20        0
Warburg Pincus Counsellr              30       30         0        0        0        0        0
Zweig/Glaser Advisers                 18       19        13        0        0        0        0
First Financial Svcs Grp               0        0         0        0        0        0        0
Amsouth Bancorporation                 0        0         0        0       10        0        0
Deposit Guaranty Natl Bk           3,023    3,270     3,005    2,392    2,015    2,155    2,007
Credit Suisse Fst Boston             685      625       625      625      665      665      665
Ge Investment Corp                   170      220       260      290      209      251      228
Boatmens Bancshares Inc              135      123         0        0        0        0        0
Garrison Keogh & Co Inc               42        0         0        0        0        0        0
Eighteen-38 Invt. Advs.               35       35         0        0        0        0        0


Owner Name                       6/30/97  3/31/97  12/31/96  9/30/96  6/30/96  3/31/96  12/31/95
----------                       -------  -------  --------  -------  -------  -------  --------
(In Thousands of Shares)
Chase Manhattan Corp                   0        0         0        0        0        0        0
Columbia Management Co                 0        0         0        0        0        0        0
Amvescap Plc                           0        0         0        0        0        0        0
First Commercial Trust                 0        0         0        0        0        0        0
Wells Fargo/Fst Interst.               0        0         0        0        0        0        0
Amoco Corporation                      0        0         0        0        0        0        0
Nolan D Management Co                  0        0         0        0        0        0        0
Rothschild/Pell Rudman                 0        0         0        0        0        0        0
American Century Cos                   0        0         0        0        0        0        0
Wilshire Assoc Inc                     0        0         0        0        0        0        0
First Allmerica Finl Lfe               0        0         0        0        0        0        0
Chase Investment Counsel               0        0         0        0        0        0        0
Mount Vernon Assocs. Inc               0        0         0        0        0        0        0
Van Kampen Amer Capital                0        0         0        0        0        0        0
Numeric Investors L P                  0        0         0        0        0        0        0
First Source Bank                      0        0         0        0        0        0        0
One Valley Bank N A                    0        0         0        0        0        0        0
Oak Value Capital Mgmt                 0        0         0        0        0        0        0
National City Bk/No West               0        0         0        0        0        0        0
Northern Cap Mgmt Inc                  0        0         0        0        0        0        0
Lgt Asset Management Inc               0        0         0        0        0        0        0
Security Management Co.                0        0         0        0        0        0        0
Soros Fund Management Co               0        0         0        0        0        0        0
Hsbc Holdings Plc                      0        0         0        0        0        0        0
Hsbc Asset Mgmt Americas               0        0         0        0        0        0        0
Sunamerica Asset Mgmt                  0        0         0        0        0        0        0
Miller Anderson & Sherrerd             0        0         0        0        0        0        0
Mitchell Hutchins Inst.                0        0         0        0        0        0        0
American Natl B&T/Chicag               0        0         0        0        0        0        0
Florida St Board/Admin.                0        0         0        0        0        0        0
Nippon Life Insurance Co               0        0         0        0        0        0        0

--------------------------------------------------------------------------------------------------
Total Holdings                    57,956   55,374    57,476   57,038   57,268   55,803   54,954
Total Number Of Owners                89      105        94       76       78       76       80
Shares Outstanding (Millions)      62.51    62.44     62.35    62.35    62.35    62.35    62.35
Price At End Of Period            $26.81   $23.38    $19.25   $18.63   $18.38   $16.25   $16.13
--------------------------------------------------------------------------------------------------

Owner Name                       9/30/95  6/30/95  3/31/95  12/31/94  9/30/94  6/30/94  3/31/94
----------                       -------  -------  -------  --------  -------  -------  -------
(In Thousands of Shares)
Chase Manhattan Corp                  32        0        0         0      217      121        0
Columbia Management Co                30       30       30        30        0       30       30
Amvescap Plc                          26        4        4         4        0        0        0
First Commercial Trust                12       12        0         0        0        0        0
Wells Fargo/Fst Interst.              11       12       11       110      170      581      581
Amoco Corporation                      1        1        1         1        1        1        0
Nolan D Management Co                  0       25        0         0        0        0        0
Rothschild/Pell Rudman                 0       14       14       239      262      274        0
American Century Cos                   0        9        0         0        0        0        0
Wilshire Assoc Inc                     0        9        9        26        9        9        0
First Allmerica Finl Lfe               0        0    1,380     1,335    1,147    1,032        0
Chase Investment Counsel               0        0      165        13        0        0        0
Mount Vernon Assocs. Inc               0        0       39        40       40       40       40
Van Kampen Amer Capital                0        0       25        10        0        0        0
Numeric Investors L P                  0        0       17         0        0        0        0
First Source Bank                      0        0       10         0        0        0        0
One Valley Bank N A                    0        0        1         5        5        0        5
Oak Value Capital Mgmt                 0        0        0        22        0        0        0
National City Bk/No West               0        0        0        21       21       21       21
Northern Cap Mgmt Inc                  0        0        0         0    1,159    1,187    1,175
Lgt Asset Management Inc               0        0        0         0      200      200      200
Security Management Co.                0        0        0         0      165      165      165
Soros Fund Management Co               0        0        0         0      145        0        0
Hsbc Holdings Plc                      0        0        0         0      120        0        0
Hsbc Asset Mgmt Americas               0        0        0         0      120        0        0
Sunamerica Asset Mgmt                  0        0        0         0       56       10       10
Miller Anderson & Sherrerd             0        0        0         0       44        0        0
Mitchell Hutchins Inst.                0        0        0         0       25       25       17
American Natl B&T/Chicag               0        0        0         0       20       20       20
Florida St Board/Admin.                0        0        0         0       10       10       84
Nippon Life Insurance Co               0        0        0         0        0       20       20
--------------------------------------------------------------------------------------------------
Total Holdings                    53,395   52,174   50,564    47,084   20,690   21,468   18,661
Total Number Of Owners                76       77       64        74       71       65       49
Shares Outstanding (Millions)      62.35    62.35    62.30     62.30    62.30    62.30    62.00
Price At End Of Period            $13.75   $12.38   $12.50    $12.88   $13.38   $11.88   $12.75
--------------------------------------------------------------------------------------------------

                     SUMMARY OF RECENT ANALYST COMMENTS -
                     ASTRO

SUMMARY OF ANALYST ESTIMATES


   The majority of analysts have a positive long-term outlook for the Company's stock price, however, street estimates are above Astro's management's estimates.

         Date          Stock Price(1)                  Firm                 1997E EPS     1998E EPS          Recommendation
------------------------------------------------------------------------------------------------------------------------------------
 6/27/97                  $27.00        Dillon, Read                           $1.75         $2.05       Buy

 2/7/97                    21.50        Lehman Brothers                         1.75          2.00       Neutral

 3/19/97                   24.75        Lehman Brothers                         1.75          2.00       Neutral

 5/8/97                    26.25        Lehman Brothers                         1.75          2.00       Neutral

 6/17/97                   27.00        Merrill Lynch                           1.75          2.00       Long-Term Accumulate

 7/22/97                   27.50        Merrill Lynch                           1.75          2.00       Long-Term Accumulate

 3/4/97                    25.00        Robinson-Humphrey                       1.75          2.00       Long-Term Market Performer

 4/10/97                   24.88        Robinson-Humphrey                       1.75          2.00       Long-Term Market Performer

 5/1/97                    26.13        Robinson-Humphrey                       1.75          2.00       Long-Term Buy

 7/21/97                   27.63        Robinson-Humphrey                       1.75          2.00       Attractive, Long-Term Buy

 2/26/97                   23.00        Schroder Wertheim                       1.78          2.05       Accumulate

 5/2/97                    26.00        Schroder Wertheim                       1.77          2.07       Accumulate

                                                               Mean:           $1.75          2.01

                                                              Median            1.75          2.00
------------------------------------------------------------------------------------------------------------------------------------

  Current (8/18/97) First Call                                 Mean:           $1.77         $2.07

                                                              Median            1.76          2.07
====================================================================================================================================

 Company Estimate                                                              $1.75         $2.00
====================================================================================================================================

(1) Represents the closing stock price at the indicated date.

RESEARCH ANALYST'S VIEWS

                         SCHRODER WERTHEIM              LEHMAN BROTHERS                          DILLON, READ & CO., INC.
------------------------------------------------------------------------------------------------------------------------------------
 Analyst(s)              Andrew S. Kligerman            Edward A. Spehar                         Harry Radovich
                                                        Robert P. Ryan

 Latest Report           May 2, 1997                    May 8, 1997                              June 27, 1997

 Price                   $26                            $26 1/2                                  $27
------------------------------------------------------------------------------------------------------------------------------------

 1997 EPS, P/E           $1.77           14.7x          $1.75           15.0x                    $1.75           15.4x

 1998 EPS, P/E           $2.07           12.6x          $2.00           13.1x                    $2.05           13.2x

 12-month Price Target   NA                             $25.00                                   $31.00
------------------------------------------------------------------------------------------------------------------------------------

 Comments                Jetson appears likely to       Share price reflects Company's strong    Relatively high probability that
                         acquire remainder of Astro     fundamentals and believe it is fairly    company will be acquired by Jetson
                         for at least $29 per share.    valued.                                  in near to intermediate term at
                                                                                                 distinct premium to market price.
                         First quarter sales reached    First quarter results largely were as
                         record levels, largely due     expected; except for growth in           Projecting strong sales gains and
                         to property fixed annuities.   premiums and reserves exceeding their    asset growth in 1998.
                                                        forecasts.

                                                        Increased confidence in sustainability
                                                        of favorable operating trends.

------------------------------------------------------------------------------------------------------------------------------------

 Rating                  Accumulate                     Neutral                                  Buy
------------------------------------------------------------------------------------------------------------------------------------


RESEARCH ANALYST'S VIEWS

                                     ROBINSON-HUMPHREY                            MERRILL LYNCH
        --------------------------------------------------------------------------------------------------------------------
         Analyst(s)                  David O. Lewis                               Edward A. Spehar
                                                                                  Louise Costikyan

         Latest Report               July 21, 1997                                July 22, 1997

         Price                       $27 5/8                                      $27 1/2
        --------------------------------------------------------------------------------------------------------------------
         1997 EPS, P/E               $1.75           15.7x                        $1.75           15.7x

         1998 EPS, P/E               $2.00           13.8x                        $2.00           13.8x

         12-month Price Target       $31.00                                       NA
        --------------------------------------------------------------------------------------------------------------------
         Comments                    Believes Jetson will make move to           Stock price fully reflects both solid
                                     acquire 54% of Astro shares over next       fundamentals and takeover speculation.
                                     twelve months at price in excess of
                                     $30 per share.                              Future sales outlook remains positive,
                                                                                 partially because company has entered
                                     Expects acceleration in asset and           into new selling agreement with a
                                     earnings growth will continue in 1998.      large bank (First Chicago NBD).

                                                                                 Management aggressively reduced crediting
                                                                                 rates on certain blocks of business.  Net
                                                                                 impact on bottom line was favorable.
        --------------------------------------------------------------------------------------------------------------------
         Rating                      Attractive Long-Term Buy                     Long-Term Accumulate
        --------------------------------------------------------------------------------------------------------------------

      VALUATION ANALYSIS - ASTRO

ASTRO VALUATION SUMMARY

 ($ in millions, except per share data)

                                                 Per Share Valuation Range(1)                  Aggregate Equity Valuation Range
                                         --------------------------------------------   -------------------------------------------
                                           Low       Mean   Adj. Mean(2)    High        Low        Mean    Adj. Mean(2)     High
------------------------------------------------------------------------------------------------------------------------------------
 GAAP
 ----
 Comparable Public Companies(3)          $21.74     $26.50     $24.15      $36.15     $1,553.6    $1,910.8    $1,961.1    $2,606.6
 Comparable M&A Transactions(4)           12.29      21.52      23.12       46.36        886.0     1,551.6     1,667.5     3,343.3
 GAAP Average                             16.92      24.01      23.64       41.26      1,219.8     1,731.2     1,814.3     2,974.9

 SAP
 ---
 Comparable Public Companies(3)          $13.74     $24.60     $23.24      $42.28       $990.5    $1,773.7    $1,656.0    $3,048.5
 Comparable M&A Transactions(4)            4.61      12.16      13.09       25.13        332.5       877.0       943.7     1,812.0
 SAP Average                               9.17      18.38      18.16       33.70        661.5     1,325.3     1,299.8     2,430.2

 Squeeze-Out Premiums Paid
 -------------------------
 Implied Valuation                       $29.40     $33.06     $33.12      $36.44     $2,051.1    $2,306.8    $2,310.8    $2,542.6
 Adjusted Implied Valuation(5)            24.71      30.00      30.78       31.36      1,723.7     2,092.8     2,147.6     2,188.0
------------------------------------------------------------------------------------------------------------------------------------



(1) Based on 69,769,338 shares outstanding and 2,340,850 options at an average strike price of $12.50.
(2)  Excludes high and low.
(3) Comparable companies include: American Annuity Group, Liberty Financial Cos., Presidential Life and SunAmerica Inc.
(4) Includes 13 selected mergers and acquisitions of annuity companies from 1992 to the present.
(5) Based on $24.15 stock price as calculated from Adjusted Mean Valuation based on comparable publicly-traded companies

ASTRO VALUATION BASED ON SELECTED PUBLIC ANNUITY COMPANIES

  ($ in millions, except per share data)

                                                   Multiples of Comparable
                                                Public Annuity Companies(1)                   Implied Per Share Equity Valuation(2)
                                       ---------------------------------------  ----------------------------------------------------

                             Astro(3)    Low     Mean    Adj. Mean(4)   High       Low          Mean      Adj. Mean(4)      High
------------------------------------------------------------------------------------------------------------------------------------
 GAAP
 ----
 LTM EPS                         $1.62   11.9x    15.4x       14.5x      20.8x      $18.48        $23.71       $22.28        $31.81
 1997E EPS(5)                     1.75   14.0     15.8        14.7       19.6        24.24         27.17        25.38         33.69
 1998E EPS(4)                     2.00   12.7     13.9        13.2       16.6        25.11         27.53        26.18         32.64
 6/30/97 BVPS                    13.92    1.33     2.02        1.66       3.42       18.34         27.58        22.77         46.46
 GAAP Average:
   Per Share                                                                        $21.54        $26.50       $24.15        $36.15
   Aggregate                                                                     $1,553.6      $1,910.8     $1,741.5      $2,606.6

 SAP
 ---
 1996 Net Operating Income      $41.3    16.2x    29.1x       28.8x      42.8x       $7.62        $15.01       $16.86        $22.81
 12/31/96 Capital & Surplus     572.4     2.71     4.51        3.68       7.99       19.86         34.19        29.63         61.74
 SAP Average:
   Per Share                                                                        $13.74        $24.60       $23.24        $42.28
   Aggregate                                                                       $990.5      $1,773.7     $1,676.0      $3,048.5
------------------------------------------------------------------------------------------------------------------------------------


(1) Comparable companies include American Annuity Group, Liberty Financial Cos., Presidential Life and SunAmerica Inc.

(2) Based on 69,769,338 shares outstanding and 2,340,850 options with an average strike price of $12.50.

(3)  Company assumptions.

(4)  Excludes high and low.

(5)  Based on mean IBES EPS estimates.

ASTRO VALUATION BASED ON ANNUITY M&A TRANSACTIONS

  ($ in millions, except per share data)

                                        Multiples of Comparable M&A Transactions(1)                Implied Equity Valuation(2)
                               -----------------------------------------------------------------------------------------------------

                             Astro      Low     Mean    Adj. Mean(3)   High        Low         Mean       Adj. Mean(3)    High

------------------------------------------------------------------------------------------------------------------------------------
 GAAP
 ----
 LTM Operating Earnings       $109.1      7.7x     16.2x     14.9x       36.6x       $12.06      $24.91        $22.90        $55.78
 6/30/97 Book Value            970.5      0.90      1.32      1.18        2.72        12.52       18.13         16.24         36.95
 GAAP Average:
   Per Share                                                                         $12.29      $21.52        $19.57        $46.36
   Aggregate                                                                        $886.0    $1,551.6      $1,411.4      $3,343.3

 SAP
 ---
 1996 Net Operating Income     $41.3      5.2x     20.0x     19.6x       38.1x        $1.34       $9.78         $9.58        $20.15
 12/31/96 Capital & Surplus    572.4      1.20      2.04      1.94        4.00         7.88       14.55         13.74         30.11
 SAP Average:
   Per Share                                                                          $4.61      $12.16        $11.66        $25.13
   Aggregate                                                                        $332.5      $877.0        $840.9      $1,812.0
------------------------------------------------------------------------------------------------------------------------------------


(1) Includes 13 selected mergers and acquisitions of annuity companies from 1992 to the present.
(2) Based on 69,769,338 shares outstanding and 2,340,850 options at an average strike price of $12.50.
(3) Excludes high and low.

COMPARABLE M&A TRANSACTION ANALYSIS

 ($ in millions)

                                                                 Equity Purchase          Total Purchase
                                                                     Price /                 Price /
                                                                -----------------     -------------------
                                            Equity                GAAP       GAAP       SAP        SAP          Premiums Paid
                                           Purchase  Announced  Net Opg.     Book       Net     Capital &    Prior to Announcement
                                                                                                           -------------------------
              Acquiror - Target             Price       Date     Income     Value     Income     Surplus   1 Day     1 Week  1 Month
------------------------------------------------------------------------------------------------------------------------------------
 ING Group N.V.                            $2,200.0   Jul-97      19.0x      2.72x      29.6x       4.00x   18.5%     20.4%   21.7%
    - Equitable of Iowa Cos.
 GE Capital Corp.                           1,800.0   Aug-96      15.3       1.46       31.3        3.26      NA        NA      NA
    - First Colony Corp.
 PennCorp Financial Group, Inc.               164.0   Feb-96       9.8       0.98       16.4        1.64      NA        NA      NA
    - United Companies Life Insurance Co.
 Jefferson Pilot Corp.                        575.0   Dec-95      10.4       1.10        9.9        1.20      NA        NA      NA
    - Alexander Hamilton Life Insurance
    Company
 GE Capital Corp.                             960.0   Dec-95      12.4       1.20       19.4        2.10      NA        NA      NA
    - Life Insurance Company of Virginia
 SunAmerica Inc.                              120.0   Dec-95        NA         NA       12.6        1.70      NA        NA      NA
    - CalFarm Life Insurance Co.
 SunAmerica Inc.                              172.5   Nov-95        NA         NA        NM         1.60      NA        NA      NA
    - Ford Life Insurance Co.
 AmVestors Financial Corp.                     48.3   Sep-95      16.4       1.30       38.1        1.60    24.9      16.4    40.4
    - Financial Benefit Group, Inc.
 American Annuity Group, Inc.                 105.6   May-95      16.0       0.90       12.9        2.50     1.3       1.3    10.3
    - Laurential Capital Corp.
 Conseco, Inc.                                349.2   May-94      16.9         NM       17.3        2.40     5.2      24.5    41.0
    - The Statesman Group, Inc.
 GE Capital Corp.                             550.0   Apr-93      17.6       0.90       23.2        1.30      NA        NA      NA
    - United Pacific Life
 GE Capital Corp.                             471.0   Jan-93      36.6         NA       23.8        1.80      NA        NA      NA
    - GNA Corporation
 STI Group Inc.                               470.0   Jun-92       7.7       1.30        5.2        1.42      NA        NA      NA
    - Great American Life Insurance
 Low                                                               7.7x      0.90x       5.2x       1.20x    1.3%      1.3%   10.3%
 Mean                                                             16.2       1.32       20.0        2.04    12.5      15.6    28.4
 Adjusted Mean(1)                                                 14.9       1.18       19.6        1.94    11.9      18.4    31.1
 High                                                             36.6       2.72       38.1        4.00    24.9      24.5    41.0
------------------------------------------------------------------------------------------------------------------------------------


(1) Excludes high and low.

ASTRO VALUATION BASED ON PREMIUMS PAID IN
SELECTED SQUEEZE-OUT TRANSACTIONS

                                                Stock Price Premium Prior to Announcement Date
                               -----------------------------------------------------------------------------------
                                 1 Day      1 Week       1 Month    3 Months    6 Months      LTM         LTM
                               -----------------------------------------------------------------------------------
                                9/9/97      9/3/97       8/10/97     6/10/97     3/10/97     Mean        High
------------------------------------------------------------------------------------------------------------------
 Astro Stock Price                $28.94     $28.50      $26.81       $26.88      $23.63     $23.00      $29.25

 Cash Consideration(1)
 Average                           25.9%      30.5%       31.9%        35.0%       35.2%      33.8%        7.2%
 Implied Valuation                $36.43     $37.18      $35.35       $36.28      $31.93     $30.77      $31.36
 Adj. Implied Valuation(2)         30.40      31.51       31.84        32.60       32.64      32.30       25.89

 Stock Consideration(3)
 Average                           13.6%      21.7%       24.8%        17.6%       16.3%      13.7%       (9.4)%
 Implied Valuation                $32.88     $34.69      $33.46       $31.61      $27.48     $26.15      $26.15
 Adj. Implied Valuation(2)         27.44      29.39       30.14        28.41       28.10      27.46       21.89

 All Deals
 Average                           22.2%      27.9%       29.8%        29.9%       29.6%      27.8%        2.3%
 Implied Valuation                $35.38     $36.44      $34.79       $34.90      $30.62     $29.40      $29.94
 Adj. Implied Valuation(2)         29.52      30.88       31.34        31.36       31.30      30.87       24.71
------------------------------------------------------------------------------------------------------------------

(1) 38 squeeze-out transactions from 1990 to present.

(2) Based on $24.15 stock price as calculated from Adjusted Mean Valuation based on comparable publicly-traded companies (see page 26 of presentation).

(3) 16 squeeze-out transactions from 1990 to present.

PREMIUMS PAID IN SELECTED SQUEEZE-OUTS


Target Name /        Date                                      Price/   %        Deal
Acquiror Name        Annc.       Transaction Terms             Share    Purch    Value
----------------------------------------------------------------------------------------
Acordia Inc /        6/2/97      Offer:  $40 cash/sh com       $40.00   33.2%    $172.7
Anthem Inc

Enron Global Power   5/14/97     Offer:  An amended $35 shs    $35.00   NA       $443.5
& Pipelines /                    com/sh com; $6.638
Enron Corp                       mil/options; originally $32
                                 shs com/sh com

Florida East Coast   5/5/97      Offer:  $102 cash/sh com      $102.00  NA       $428.4
Inds / St. Joe
Paper Co

Steck-Vaughn         4/16/97     Offer:  $14 cash/sh com;      $14.00   NA       $37.9
Publishing Corp /                plus $3.71 mil/options
Harcourt General
Inc

Fina Inc /           2/25/97     Offer:  $60/Class A shs       $60.00   NA       $257.0
Petrofina SA                     com; $1 mil/options

Mafco Consolidated   1/21/97     Offer:  $33.5 cash/sh com;    $33.50   15.0%    $116.8
Group / Mafco                    amended from $38.5 cash/sh
Holdings                         com

Zurich Reinsurance   1/13/97     Offer:  $36 cash/sh com       $36.00   NA       $319.0
Centre / Zurich
Versicherungs

CGC Inc / USG Corp   10/24/96    Offer:  $8.176 cash for       $8.18    24.0%    $66.9
                                 each share not already
                                 owned.

WCI Steel Inc /      10/10/96    Offer:  $10.00 cash for       $10.00   15.5%    $56.5
Renco Group Inc                  each share not already
                                 owned.

General Physics      9/26/97     Offer:  .6 shs com/sh com;    $5.10    48.0%    $26.1
Corp / National                  amended from .54 shs com/sh
Patent Development               com

Chemed Corp /        8/8/96      Offer:  $41.00 cash for       $41.00   42.0%    $88.3
Roto-Rooter Inc                  each share not already
                                 owned.

SyStemix Inc /       5/27/96     Offer:  $19.50 cash for       $19.50   26.8%    $75.8
Novartis                         each share not already
                                 owned.

Target Name /                              Stock Price Premium                        Cash/
                      ---------------------------------------------------------------
Acquiror Name          6 Mos.   3 Mos.  1 Mo.    1 Week   1 Day     LTM      LTM      Stock
                                                                    Avg.     High
------------------------------------------------------------------------------------------
Acordia Inc /          35.0%    25.0%   26.0%    11.5%    12.7%    29.5%     10.3%    Cash
Anthem Inc

Enron Global Power     25.0%    16.7%   23.9%    17.6%    15.7%    29.9%     13.8%    Stock
& Pipelines /
Enron Corp


Florida East Coast     16.9%    8.1%    9.7%     16.6%    14.9%    15.7%     0.2%     Cash
Inds / St. Joe
Paper Co

Steck-Vaughn           24.4%    25.8%   15.5%    24.4%    24.4%    23.4%     (3.4%)   Cash
Publishing Corp /
Harcourt General
Inc

Fina Inc /             17.6%    16.2%   21.5%    18.5%    19.7%    17.2%     8.1%     Cash
Petrofina SA

Mafco Consolidated     52.3%    40.3%   27.6%    23.5%    23.5%    44.9%     9.4%     Cash
Group / Mafco
Holdings

Zurich Reinsurance     15.7%    18.0%   11.6%    18.5%    17.1%    16.9%     9.9%     Cash
Centre / Zurich
Versicherungs

CGC Inc / USG Corp     2.2%     25.8%   17.6%    16.8%    11.2%    15.1%     1.6%     Cash



WCI Steel Inc /        110.5%   86.0%   73.9%    29.0%    17.6%    96.7%     17.6%    Cash
Renco Group Inc


General Physics        45.7%    13.3%   36.0%    31.6%    16.6%    40.9%     13.3%    Stock
Corp / National
Patent Development

Chemed Corp /          30.2%    24.2%   13.9%    12.3%    12.3%    23.8%     (1.2%)   Cash
Roto-Rooter Inc


SyStemix Inc /         30.0%    44.4%   51.5%    62.5%    77.3%    41.7%     16.4%    Cash
Novartis



                                                                                                 Stock Price Premium
Target Name /        Date                                      Price/   %        Deal      ----------------------------------
Acquiror Name        Annc.       Transaction Terms             Share    Purch    Value     6 Mos.   3 Mos.  1 Mo.    1 Week
-----------------------------------------------------------------------------------------------------------------------------
SCOR US Corp /       9/26/95     Original Offer:  $14.00 in    $15.25   19.1%    $55.4     86.2%    67.1%   32.6%    35.6%
Societe                          cash for each share not
Commerciale de                   already owned.  Revised
Reassurance                      offer:  $15.25 for each
                                 share not already owned.

REN Corp / Gambro    9/13/95     Original Offer:  $18 cash     $20.00   47.0%    $178.3    45.5%    35.6%   35.6%    20.3%
SA                               for each share not already
                                 owned.  Revised offer:  $20
                                 cash for each share not
                                 already owned.

BIC Corp / Societe   5/19/95     Original Offer:  $36.50       $40.50   22.9%    $218.9    46.6%    29.1%   30.1%    12.5%
BIC                              cash for each share not
                                 already owned.  Revised
                                 offer:  $40.50 cash for
                                 each share not already
                                 owned.

Club Mediterranee    4/5/95      Original Offer:  $26.25       $32.00   29.2%    $135.8    43.0%    36.2%   43.8%    39.9%
/ Club Med Inc.                  cash for each share not
                                 already owned.  Revised
                                 offer:  $32 cash for each
                                 share not already owned.

Fleet Mortgage       12/28/94    Offer:  $20.00 cash for       $20.00   19.0%    $188.1    45.5%    4.6%    23.1%    21.2%
Group Inc / Fleet                each share not already
Financial Group Inc              owned

Pacific Telecom      11/2/94     Offer:  $28.00 cash for       $28.00   13.0%    $148.4    17.9%    33.3%   13.1%    15.5%
Inc / PacifiCorp                 each share not already
                                 owned.

Contel Cellular      9/8/94      Offer:  $22.50 cash for       $22.50   10.0%    $224.0    38.5%    36.4%   23.3%    24.1%
Inc. / GTE Corp.                 each share not already owned

Castle & Cooke       8/24/94     Earlier, Dole completed a     $15.75   17.2%    $81.5     16.7%    29.9%   51.9%    41.6%
Homes Inc / Dole                 tender offer to acquire the
Food Co Inc                      remaining 17% stake in CC
                                 which it did not already
                                 own for an amended $15.75
                                 in cash per share (vs. an
                                 original $14) by accepting
                                 5.019 mil shares, 16.6% of
                                 CC's total shares
                                 outstanding.

North Canadian       8/16/94     Offer:  $13.25 CD for each    $14.00   47.6%    $122.0    60.0%    49.3%   77.8%    72.3%
Oils / Norcen                    share not already owned
Energy Resources
                          Stock Price Premium
Target Name /          --------------------------- Cash/
Acquiror Name          1 Day    LTM                Stock
                                Avg.      High
----------------------------------------------------------
SCOR US Corp /         37.1%    64.3%     31.2%    Cash
Societe
Commerciale de
Reassurance


REN Corp / Gambro      27.0%    50.1%     20.3%    Cash
SA




BIC Corp / Societe     13.3%    36.2%     9.8%     Cash
BIC





Club Mediterranee      41.4%    37.1%     23.1%    Cash
/ Club Med Inc.




Fleet Mortgage         19.4%    22.5%     (2.4%)   Cash
Group Inc / Fleet
Financial Group Inc

Pacific Telecom        15.5%    17.0%     6.7%     Cash
Inc / PacifiCorp


Contel Cellular        26.8%    32.8%     (4.3%)   Cash
Inc. / GTE Corp.

Castle & Cooke         35.5%    23.7%     0.0%     Cash
Homes Inc / Dole
Food Co Inc








North Canadian         77.8%    60.0%     45.5%    Cash
Oils / Norcen
Energy Resources


                                                                                                  Stock Price Premium
Target Name /        Date                                      Price /  %        Deal     ------------------------------------
Acquiror Name        Annc.       Transaction Terms             Share    Purch    Value     6 Mos.   3 Mos.  1 Mo.    1 Week
------------------------------------------------------------------------------------------------------------------------------
Intergroup           7/29/94     Foundation Health (FH)        $71.03   37.4%    $255.7    40.0%    58.3%   61.4%    90.7%
Healthcare Corp /                acquired the remaining 3.6
Foundation Health                mil. common shares, or
Corp                             37.4% of Intergroup
                                 Healthcare (IH) it did not
                                 already own for $255.7 mil
                                 in common stock

Chemical Waste       7/28/94     WMX Technologies acquired     $8.85    21.4%    $397.4    (17.7%)  7.3%    1.1%     10.6%
Management Inc /                 the remaining 44.9 mil
WMX Technologies                 common shares, or 21.4% it
Inc                              did not already own in
                                 Chemical Waste Management
                                 (CWM) in a transaction
                                 valued at an amended $397.365
                                 mil.

Ogden Projects Inc   6/6/94      Ogden (OG) acquired the       $19.34   15.8%    $110.3    24.8%    25.8%   20.9%    25.8%
(Ogden Corp) /                   remaining 15.8% of Ogden
Ogden Corp                       Projects (OP) that it did
                                 not already own in a stock
                                 swap merger valued at an
                                 amended $110.25 mil.

Enquirer/Star        4/28/94     Offer:  $17.50 cash for       $17.50   43.0%    $636.0    (5.4%)   (7.3%)  2.2%     16.7%
Group Inc. /                     43.0% of each share not
MacFadden Holdings               already owned.
Inc. & Boston
Ventures L.P.

Foxmeyer Corp. /     3/1/94      Offer:  Exchange of $14.75    $14.75   19.4%    $81.3     13.5%    8.3%    13.5%    (5.6%)
National                         in principal amount of
Intergroup Inc.                  $81.3MM new issue of 8.25%
                                 senior notes due 2004 for
                                 each share not already
                                 owned.

Scripps Howard       2/17/94     EW Scripps (EW), a 77.6%      $79.93   14.0%    $115.9    12.6%    12.6%   12.3%    6.4%
Broadcasting Co /                subsidiary of EW Scripps
EW Scripps (Edward               Trust, offered to acquire
Scripps Tr)                      the remaining 14% interest
                                 in Scripps Howard Broad-
                                 casting (SHB), that it did
                                 not already own, in a
                                 transaction valued at
                                 $115.92 mil.

Holnam Inc           1/7/94      Holderbank Financiere         $7.65    5.0%     $51.7     61.1%    53.0%   7.4%     15.5%
(Holdernam Inc) /                Glarus (HFG) acquired the
Holderbank                       remaining 5%, or about 6.8
Financiere Glarus                mil common shares, that it
                                 did not already own in
                                 Holnam, a unit of the
                                 Holdernam subsidiary of HFG
                            Stock Price Premium
                         --------------------------- Cash/
Target Name /            1 Day    LTM Avg.  LTM      Stock
Acquiror Name                               High
------------------------------------------------------------
Intergroup               49.5%    69.4%     20.4%    Stock
Healthcare Corp /
Foundation Health
Corp




Chemical Waste           10.6%    1.4%      (21.3%)  Cash
Management Inc /
WMX Technologies
Inc





Ogden Projects Inc       11.3%    14.2%     (19.0%)  Stock
(Ogden Corp) /
Ogden Corp




Enquirer/Star            20.7%    7.5%      (7.3%)   Cash
Group Inc. /
MacFadden Holdings
Inc. & Boston
Ventures L.P.

Foxmeyer Corp. /         (6.3%)   (2.3%)    (6.3%)   Cash
National
Intergroup Inc.




Scripps Howard           1.8%     13.6%     (4.8%)   Stock
Broadcasting Co /
EW Scripps (Edward
Scripps Tr)





Holnam Inc               13.3%    74.9%     0.3%     Cash
(Holdernam Inc) /
Holderbank
Financiere Glarus


                                                                                            Stock Price Premium
Target Name/         Date                                      Price/   %        Deal     -------------------------
Acquiror Name        Annc.       Transaction Terms             Share    Purch    Value     6 Mos.   3 Mos.  1 Mo.
-------------------------------------------------------------------------------------------------------------------
Southeastern         11/22/93    Offer:  Exchange 2,691,822    $20.54   29.0%    $69.0     40.4%    10.3%   (4.5%)
Public Service Co.               shares of Class A common
/Triarc                          stock, or about .8 of a
Companies, Inc.                  Triarc share for each
                                 publicly held Southeastern
                                 share.

West                 9/20/93     Offer:  $46 cash per share    $46.00    5.0%    $46.0     (5.6%)   (5.2%)  (4.2%)
Point-Pepperell                  not already owned.
Inc/Valley
Fashions Corp

Southeastern         4/26/93     Triarc Cos, formerly known    $25.60   29.0%    $86.1    (13.6%)  (18.7%)  (4.7%)
Public Service Co                as DWG, acquired the
/DWG Corp (Triarc                remaining 29%, or 3.36 mil.
Companies Inc)                   common shares, in its
                                 Southeastern Public Service
                                 (SP) unit for a
                                 revised $86.14 mil.

Brand Cos Inc./      11/13/92    Offer:  One share of $18.75   $18.75   44.0%   $185.0     25.0%    27.1%   10.3%
Chemical Waste                   cash per share not already
Management Inc.                  owned.

PHLCORP Inc/         8/17/92     Leucadia National (LN), a     $25.78   36.9%   $139.9     19.9%    32.2%   28.9%
Leucadia National                unit of Unitah National,
Corp                             acquired the remaining
                                 36.9%, or 5,428,127 shares,
                                 of PHLCORP that it
                                 did not already own for
                                 $139.94 mil in LN
                                 common stock.

Loral Aerospace      7/1/92      6.15 mil shs com/41% stock    $32.24   41.0%   $198.3     (0.8%)    2.3%    3.6%
Corp/Loral Corp                  interest

Grace Energy Corp.   3/2/92      Original Offer:  64MM cash    $19.00   17.0%    $77.3     13.4%    33.3%   60.0%
/W.R. Grace & Co.                for the remaining 17% of
                                 the company not already
                                 owned.  Offer later raised
                                 to $77.3MM.

Unocal Exploration   2/24/92     Unocal acquired the           $11.66    4.0%   $117.5    (12.8%)    9.7%   22.7%
Corp/Unocal Corp                 remaining 10.08 mil common
                                 shares, or 4%, of Unocal
                                 Exploration that it
                                 did not already own in a stock
                                 swap valued at $117.5 mil.
                               Stock Price Premium
Target Name/         -------------------------------------- Cash/
Acquiror Name          1 Week   1 Day    LTM Avg.  LTM      Stock
                                                   High
-------------------------------------------------------------------
Southeastern           (9.0%)   (4.7%)   22.7%     (17.4%)  Stock
Public Service Co.
/Triarc
Companies, Inc.



West                   (8.0%)   (7.8%)    0.0%      (8.0%)   Cash
Point-Pepperell
Inc/Valley
Fashions Corp

Southeastern          (20.0%)  (19.1%)  (17.2%)    (20.0%)  Stock
Public Service Co
/DWG Corp (Triarc
Companies Inc)




Brand Cos Inc./         7.1%     4.9%    13.2%       4.9%    Cash
Chemical Waste
Management Inc.

PHLCORP Inc/           15.2%    15.2%    31.6%      13.9%   Stock
Leucadia National
Corp





Loral Aerospace         1.9%    (0.0%)   (5.5%)     (6.4%)   Cash
Corp/Loral Corp

Grace Energy Corp.     58.3%    31.0%    26.5%       3.4%    Cash
/W.R. Grace & Co.




Unocal Exploration     16.6%    18.1%    10.1%      (2.8%)  Stock
Corp/Unocal Corp

                                                                                             Stock Price Premium
Target Name/         Date                                      Price/   %        Deal     --------------------------
Acquiror Name        Annc.       Transaction Terms             Share    Purch    Value     6 Mos.   3 Mos.  1 Mo.
--------------------------------------------------------------------------------------------------------------------
American             10/16/91    Time Warner (TW) acquired     $82.50   18.0%    $1,699.5  82.3%    96.4%   88.6%
Television &                     the remaining 18% of
Commun/Time                      American Television &
Warner                           Communications (ATC) that
                                 it did not already own for
                                 $82.50 per share or 1,699.5
                                 mil.

Arkla Exploration    9/18/91     Arkla acquired the remaining  $15.44   18.0%    $92.6     14.4%    (3.5%)  30.0%
Co/Arkla Inc                     18%, or 5,999,400 common
                                 shares, of Arkla Exploration
                                 that it did not already own
                                 in a sweetened stock swap
                                 tender offer valued at
                                 $92.6 mil.

Metcalf & Eddy Cos   3/1/91      Air & Water Technologies      $19.26   18.0%    $51.0     45.4%    51.1%   24.3%
Inc/Air & Water                  acquired the remaining 18%
Technologies Corp                of Metcalf & Eddy that it
                                 did not already own in a
                                 stock swap valued at
                                 $50.99 mil. Air & Water
                                 offered .875 shares of its
                                 common stock for each of
                                 the 2,648,880 shares of
                                 Metcalf traded publicly.

Hamilton Oil Corp.   2/6/91      $40 cash per share for the    $40.00   49.9%    $530.0    (8.6%)   16.8%   21.2%
/Broken Hill                     49.9% not already owned.
Proprietary Co.                  (Shareholders can elect to
                                 receive cash or the
                                 equivalent value in
                                 American Depository Shares
                                 representing ordinary
                                 shares of Broken Hill.)

US West Newvector    11/12/90    Original Offer:  0.95 US      $44.00   19.0%    $350.0    36.4%    67.6%   79.6%
Group Inc./US                    West shares per Newvector
West                             share.  Revised Offer:
                                 1.14 US West shares for
                                 each of the 19% US West
                                 Newvector not already
                                 owned.  (Exchange ratio
                                 based on $44 value of
                                 consideration.)

ERC Environmental    10/23/90    Original Offer:  $14.75       $15.13   32.0%    $45.4     44.1%    40.7%   26.1%
& Energy Services                cash per share.  Revised
Co. Inc./Ogden                   Offer:  $15.13 cash for the
Corp.                            32% of shares not already
                                 owned.
                                 Stock Price Premium
Target Name/            -----------------------------------  Cash/
Acquiror Name           1 Week   1 Day    LTM       LTM      Stock
                                          Avg.      High
--------------------------------------------------------------------

American               70.1%    66.7%    100.3%     66.7%    Cash
Television &
Commun/Time
Warner




Arkla Exploration       0.4%     1.2%     (9.5%)   (28.6%)  Stock
Co/Arkla Inc



Metcalf & Eddy Cos     22.3%    22.3%      0.4%    (38.4%)  Stock
Inc/Air & Water
Technologies Corp






Hamilton Oil Corp.     19.4%    18.5%     15.5%     (8.6%)   Cash
/Broken Hill
Proprietary Co.




US West Newvector      68.4%    44.3%     36.1%      3.5%   Stock
Group Inc./US
West




ERC Environmental      49.4%    37.5%     42.4%     37.5%    Cash
& Energy Services
Co. Inc./Ogden
Corp.


                                                                                             Stock Price Premium
Target Name /        Date                                      Price /  %        Deal      ------------------------
Acquiror Name        Annc.       Transaction Terms             Share    Purch    Value     6 Mos.   3 Mos.  1 Mo.
-------------------------------------------------------------------------------------------------------------------
Western Gas          10/8/90     Western Gas Resources         $12.75   48.0%    $130.3    (8.9%)   (8.9%)  (12.4%)
Processors Ltd /                 acquired the remaining
Western Gas                      10,222,957 common limited
Resources Inc                    partnership units, or the
                                 48% of Western Gas Processors,
                                 that it did not already own,
                                 for the same number of
                                 Western Gas Resources common
                                 shares.

Sizzler              9/11/90     1.25 shares of "New           $22.03   34.0%    $122.0    25.9%    3.7%    26.3%
Restaurants                      Collins" for each of the
International Inc.               34% Sizzler already owned.
/ Collins Foods                  Closing contingent upon
                                 completion of sale of
                                 domestic Kentucky Fried
                                 Chicken and other
                                 operations to Pepsico.

Freeport-McMoRan     7/31/90     Exchange of stock valuing     $10.50   18.5%    $241.0    10.5%    27.3%   42.4%
Oil & Gas Co. /                  Freeport @ $10.50/share.
Freeport-McMoRan                 Freeport will be valued at
Inc.                             an average of the composite
                                 tape closing prices for the
                                 last 10 trading days prior to
                                 the formal Freeport
                                 Shareholder approval.

Caesars New Jersey   7/19/90     $22 cash per share tender     $22.00   13.4%    $63.9     36.4%    40.8%   34.6%
Inc. / Caesars                   offer for the 2,175,945
World Inc.                       outstanding shares.

TVX Broadcast        7/12/90     Paramount Communications,     $9.50    21.0%    $61.4     130.3%   130.3%  85.4%
Group Inc. /                     formerly Gulf & Western,
Paramount                        acquired the remaining 21%
Communications Inc.              of TVX Broadcast Group, a
                                 unit of Salomon, for a
                                 sweetened $9.50 per share.

Mack Trucks Inc /    7/6/90      Renault Vehicules             $8.78    40.0%    $103.7    59.6%    32.5%   21.9%
Renault Vehicles                 Industriels, a unit of
Industrials                      France's Regie Nationale
                                 des Usines Renault,
                                 acquired the 40% of Mack
                                 Trucks it did not own.

DST Systems Inc. /   5/25/90     Initial offer of $14 cash     $15.85   12.9%    $39.0     37.8%    60.5%   54.6%
Kansas City                      per share.  Most recent is
Southern                         $15.85 cash per share.
Industries, Inc.
                              Stock Price Premium
Target Name /        ------------------------------------  Cash/
Acquiror Name         1 Week   1 Day    LTM       LTM      Stock
                                        Avg.      High
------------------------------------------------------------------
Western Gas           (15.0%)  (16.4%)  (14.3%)   (16.4%)  Stock
Processors Ltd /
Western Gas
Resources Inc






Sizzler               37.7%    31.5%    11.1%     (5.8%)   Stock
Restaurants
International Inc.
/ Collins Foods





Freeport-McMoRan      40.0%    31.3%    7.7%      (16.0%)  Stock
Oil & Gas Co. /
Freeport-McMoRan
Inc.





Caesars New Jersey    39.7%    36.4%    11.3%     (21.4%)  Cash
Inc. / Caesars
World Inc.

TVX Broadcast         94.9%    26.7%    127.7%    26.7%    Cash
Group Inc. /
Paramount
Communications Inc.



Mack Trucks Inc /     71.3%    67.2%    15.5%     (26.8%)  Cash
Renault Vehicles
Industrials




DST Systems Inc. /    24.3%    5.7%     35.5%     5.7%     Cash
Kansas City
Southern
Industries, Inc.

                                                                                             Stock Price Premium
Target Name /        Date                                      Price /  %        Deal     --------------------------
Acquiror Name        Annc.       Transaction Terms             Share    Purch    Value     6 Mos.   3 Mos.  1 Mo.
--------------------------------------------------------------------------------------------------------------------
American Capital     5/9/90      Original Terms:  0.3          $11.50   17.4%    $50.7     35.3%    27.8%   35.9%
Management &                     Primerica shares for each
Research Inc. /                  American Capital share.
Primerica Corp.                  Revised Offer:  Either 0.32
(formerly American               Primerica share of $11.50
Can Co.)                         in cash per share for the
                                 17.4% share not already
                                 owned.

LPL Technologies,    3/19/90     Revised Terms:  $25 cash      $25.00   49.0%    $25.1     42.9%    58.7%   44.9%
Inc. / Cheshire                  for the 20% of LPL's shares
Acquisition Group                that are publicly traded;
                                 for the 29% balance of  LPL
                                 shares not owned by
                                 Cheshire, $17 in cash plus
                                 one share of 12% cumulative
                                 redeemable preferred stock
                                 with a stated value of $8
                                 per share.

Shearson Lehman      3/2/90      Original terms:  0.426        $12.90   39.0%    $361.2    (44.2%)  (15.4%) 9.8%
Hutton / American                American Express shares per
Express Co.                      Shearson share.  Revised
                                 Terms:  0.48 American
                                 Express shares valued at
                                 $26.875 for the 39% of
                                 Shearson shares not already
                                 owned.

POP Radio Corp. /    2/26/90     $20.50 cash for the 44% of    $20.50   44.0%    $40.0     34.4%    51.9%   69.9%
Heritage Media                   shares not already owned.
Corp.

Copperweld Corp. /   1/24/90     Inmetal acquired the          $17.00   44.4%    $78.0     23.6%    19.3%   33.3%
Imetal S.A.                      remaining 44.3% of
                                 Copperweld that it did not
                                 already own for $17 per
                                 share in cash, or $78.026
                                 mil., an increase from its
                                 earlier offer of $15.50 per
                                 share in cash, or $71.141
                                 mil. The revised offer was
                                 announced in January 1990.
                         Stock Price Premium
Target Name /        -------------------------------------  Cash/
Acquiror Name         1 Week   1 Day    LTM       LTM       Stock
                                        Avg.      High
------------------------------------------------------------------
American Capital      35.3%    37.3%    31.0%     24.3%    Cash
Management &
Research Inc. /
Primerica Corp.
(formerly American
Can Co.)



LPL Technologies,     53.8%    28.2%    66.2%     12.4%    Cash
Inc. / Cheshire
Acquisition Group








Shearson Lehman       18.6%    (0.8%)   (27.7%)   (45.4%)  Stock
Hutton / American
Express Co.






POP Radio Corp. /     41.4%    20.6%    17.6%     (18.0%)  Cash
Heritage Media
Corp.

Copperweld Corp. /    44.7%    47.8%    35.3%     17.2%    Cash
Imetal S.A.

HISTORICAL PRICE TO EARNINGS MULTIPLES/(1)/

   There has been significant growth in EPS multiples over the past three years.

               Weekly from February 18, 1994 - September 5, 1997

                           [LINE GRAPH APPEARS HERE]

Astro Price to Earnings

                       1994      1995       1996      YTD 1997
                       ----      ----       ----      --------
High                    9.7x     10.9x      12.5x         16.0x
Low                     6.5       6.9        9.5          12.3
Average                 8.2       8.4       11.0          14.5

(1) Multiples based on IBES mean estimate FY + 1.

HISTORICAL PRICE TO BOOK MULTIPLES


   Astro is trading at the higher end of its historical price/book multiple valuation range.


   WEEKLY FROM FEBRUARY 18, 1994 - SEPTEMBER 5, 1997

                           [LINE GRAPH APPEARS HERE]


Astro Price to Book Ratio      1994        1995         1996        YTD 1997
-------------------------      ----        ----         ----        --------
High                           2.36x       2.40x        1.74x           2.05x
Low                            1.46        1.05         1.23            1.30
Average                        1.74        1.47         1.47            1.76

* Comparable Companies include: American Annuity Group, Inc., Liberty Financial Companies, Inc., Presidential Life Corporation and SunAmerica, Inc.

ASTRO VALUATION MATRIX

($ in millions, except per share data)
                                                                     Equity Purchase Price/               Total Enterprise Value/
                                                        ---------------------------------------------- -----------------------------
                                 Total    Premium Over  LTM 6/30/97                           6/30/97   1996 SAP Net   12/31/96 SAP
     Equity Purchase Price     Enterprise                   EPS     1997E EPS   1998E EPS      BVPS        Income          C&S
----------------------------                            ----------- ---------  -----------   ---------  ------------  --------------
   Per Share   Aggregate(1)     Value(2)    Market(3)      $1.62       $1.75       $2.00       $13.92       $41.3         $572.4
------------------------------------------------------------------------------------------------------------------------------------
    $28.13      $1,991.5       $2,139.6        0.0%         17.4x      16.1x       14.1x        2.02x       51.9x         3.74x

    $25.00      $1,773.5       $1,921.6      (11.1)%        15.4x      14.3x       12.5x        1.80x       46.6x         3.36x
     25.50       1,808.4        1,956.5       (9.3)         15.7       14.6        12.8         1.83        47.4          3.42
     26.00       1,843.3        1,991.4       (7.6)         16.0       14.9        13.0         1.87        48.3          3.48
     26.50       1,878.1        2,026.2       (5.8)         16.4       15.1        13.3         1.90        49.1          3.54
     27.00       1,913.0        2,061.1       (4.0)         16.7       15.4        13.5         1.94        50.0          3.60
     27.50       1,947.9        2,096.0       (2.2)         17.0       15.7        13.8         1.98        50.8          3.66
     28.00       1,982.8        2,130.9       (0.4)         17.3       16.0        14.0         2.01        51.7          3.72
     28.50       2,017.7        2,165.8        1.3          17.6       16.3        14.3         2.05        52.5          3.78
     29.00       2,052.6        2,200.7        3.1          17.9       16.6        14.5         2.08        53.3          3.84
     29.50       2,087.5        2,235.6        4.9          18.2       16.9        14.8         2.12        54.2          3.91
     30.00       2,122.3        2,270.4        6.7          18.5       17.1        15.0         2.16        55.0          3.97
     30.50       2,157.2        2,305.3        8.4          18.8       17.4        15.3         2.19        55.9          4.03
     31.00       2,192.1        2,340.2       10.2          19.1       17.7        15.5         2.23        56.7          4.09
     31.50       2,227.0        2,375.1       12.0          19.4       18.0        15.8         2.26        57.6          4.15
     32.00       2,261.9        2,410.0       13.8          19.8       18.3        16.0         2.30        58.4          4.21
     32.50       2,296.8        2,444.9       15.6          20.1       18.6        16.3         2.33        59.3          4.27
     33.00       2,331.6        2,479.7       17.3          20.4       18.9        16.5         2.37        60.1          4.33
     33.50       2,366.5        2,514.6       19.1          20.7       19.1        16.8         2.41        61.0          4.39
     34.00       2,401.4        2,549.5       20.9          21.0       19.4        17.0         2.44        61.8          4.45
     34.50       2,436.3        2,584.4       22.7          21.3       19.7        17.3         2.48        62.7          4.52
     35.00       2,471.2        2,619.3       24.4          21.6       20.0        17.5         2.51        63.5          4.58
------------------------------------------------------------------------------------------------------------------------------------


(1) Based on 69,769,338 shares outstanding and 2,340,850 options at an average strike price of $12.50.
(2) Includes $148.1 million of debt.
(3) Closing price as of September 10, 1997

      COMPANY PROFILE - JETSON

PROFILE OF JETSON


   Jetson is a diversified financial services company engaged primarily in the underwriting of life insurance, the sale of annuities and consumer finance lending.



   . One of the largest insurance-based financial services holding companies in the U.S. with a market capitalization of $12.7 billion as of September 10, 1997.

   . Jetson's strategy is focused on three segments of the financial services business:

     - Life insurance, $397 million in earnings, represents 53% of 1996 earnings.
     - Retirement services, $225 million in earnings, represents 30% of 1996 earnings.
     - Consumer finance, $128 million in earnings, represents 17% of 1996 earnings.


   . In recent years, Jetson has been one of the leaders in the consolidation trend occurring in the insurance industry:

     - In January 1995, acquired Franklin Life for $1.2 billion in cash and stock.
     - In February 1996, acquired Independent Insurance Group for $362 million in cash and stock.
     - In April 1997, acquired Home Beneficial Corp. for $665 million in cash and stock.
     - In June 1997, acquired USLIFE for $1.8 billion in stock.

   . GAAP equity of $6.7 billion as of June 30, 1997.

   . Statutory capital and surplus of $2.3 billion as of December 31, 1996.

   . During the first half of 1997, the Company repurchased 9.5 million shares.
     Further repurchases in 1997 will be limited due to the USLIFE transaction.

   . Jetson ratings: "A++" A.M. Best rating; "AA+" S&P claims paying ability rating.

JETSON - FINANCIAL HIGHLIGHTS

 ($ in millions, except per share data)


                                                      FOR THE YEARS ENDED                            FOR THE SIX MONTHS ENDED
                                                          DECEMBER 31,                                       JUNE 30,
                                   --------------------------------------------------------  ---------------------------------------
  Income Statement                   1992        1993        1994        1995        1996         1996        1997(1)        CAGR
                                                                                                                            1992-96
------------------------------------------------------------------------------------------------------------------------------------

   Revenues                        $4,602      $4,829      $4,841      $6,495      $6,887      $4,327        $4,368         10.6%
   Operating Earnings                 524         574         627         537         645         371           429          5.3
   Net Income                         533         204         513         545         577         359            86          2.0
   Operating Earnings Per Share      2.41        2.65        3.00        2.60        3.07        1.49          1.73          6.2

   Operating Return on
   Equity(2)                         12.1%       12.4%       14.4%       12.1%       13.2%       13.4%         12.6%        12.8

 Segment Earnings
------------------------------------------------------------------------------------------------------------------------------------
   Retirement Services               $130        $162        $187        $204        $225        $118          $127         14.7%
   Consumer Finance                   161         206         245          85         128          59            79         (5.6)
   Life Insurance                     323         291         257         348         397         267           285          5.3

 Balance Sheet
------------------------------------------------------------------------------------------------------------------------------------
   Total Assets                   $39,742     $43,982     $46,295     $61,153     $66,254     $63,017       $77,387         13.6%
   Investments                     27,814      31,876      30,697      42,904      44,270      42,680        52,707         12.3
   Corporate Debt                   1,371       1,257       1,475       1,723       1,533       1,847         2,238          2.8
   Redeemable Equity                    -           -          47         729       1,227         731         1,725           NA
   Shareholders' Equity(3)          4,616       4,461       4,407       4,732       5,079       5,312         6,746          2.4

   Book Value Per Share             21.33       20.82       21.70       23.24       24.78       24.40         25.41          3.8

   Debt/Total Capital(4)             22.9%       22.0%       24.9%       24.0%       19.6%       23.4%         20.9%        22.7
------------------------------------------------------------------------------------------------------------------------------------

(1) Includes the acquisition of Home Beneficial Life on April 16, 1997 for $665 million.
(2) Six month periods are annualized returns.
(3) Excludes effect of SFAS 115.
(4) Preferred included in total capital only.

 SUMMARY OF RECENT ANALYST COMMENTS -
 JETSON

SUMMARY OF ANALYST ESTIMATES


         Date      Stock Price(1)                     Firm                  1997E EPS      1998E EPS           Recommendation
------------------------------------------------------------------------------------------------------------------------------------

 April 28, 1997      40 1/4              LehmanBrothers                          $3.50        $3.90    Neutral

 June 2, 1997        44 1/4              Dillon Read                              3.50         4.00    Buy

 July 11, 1997       49                  Smith Barney                             3.50         3.95    Neutral

 July 16, 1997       49 5/8              Oppenheimer & Co                         3.53         3.97    Market Perform

 July 31, 1997       53 11/16            Donaldson, Lufkin & Jenrette             3.50         3.90    Market Performance

 July 31, 1997       54                  Morgan Stanley                           3.47         3.90    Neutral

 August 5, 1997      51 3/4              Merrill Lynch                            3.50         3.95    Accumulate

                                                                      Mean:       3.50         3.93

                                                                     Median       3.50         3.90
------------------------------------------------------------------------------------------------------------------------------------

  Current (8/28/97) First Call                                        Mean:      $3.50        $3.90
------------------------------------------------------------------------------------------------------------------------------------

(1) Represents the closing stock price at the indicated date.

RESEARCH ANALYSTS' VIEWS


                         LEHMAN BROTHERS                    DILLON, READ & CO., INC.                 SMITH BARNEY
------------------------------------------------------------------------------------------------------------------------------------
 Analyst(s)              Edward A. Spehar                   Harry Radovich                           Colin W. Devine

 Latest Report           April 28, 1997                     June 2, 1997                             July 11, 1997

 Price                   $40 1/4                            $44 1/4                                  $49
------------------------------------------------------------------------------------------------------------------------------------
 1997 EPS, P/E           $3.50           11.5x              $3.50           12.6x                    $3.50           14.3x

 1998 EPS, P/E           $3.90           10.3x              $4.00           11.1x                    $3.95           12.7x

 12-month Price Target   NA                                 $50.00                                   $50.00
------------------------------------------------------------------------------------------------------------------------------------
 Comments                Better than expected second        Buy rating reflects on Jetson's          Expect Jetson to resolve within
                         quarter results.                   position as a leading consolidator in    12 months whether to increase
                                                            the rapidly changing financial           its stake in Astro, or divest
                         A more optimistic outlook for      services arena.                          its position.
                         the finance company is offset
                         by a lower earnings expectation    Primary beneficiary of industry          Jetson will remain an active
                         for the retirement annuity         consolidation: Jetson has completed or   acquirer and will continue to
                         segment and the belief that        announced five acquisitions with an      demonstrate its ability to
                         dilution from the USLIFE merger    aggregate value of $4.4 billion since    enhance shareholder value
                         in 1997 will be slightly greater   1994.                                    through extraction of expense
                         than previously forecast.                                                   savings.
                                                            Financial flexibility through its
                         Although stock appears             balance sheet strength and free cash     Year to date share appreciation
                         undervalued, the catalyst to       flow generating capacity.                reflects combination of the
                         achieve outperformance is not                                               general market, apparent
                         clear.                                                                      stabilization of consumer
                                                                                                     finance delinquencies and
                                                                                                     expectations surrounding the
                                                                                                     USLIFE merger.  Shares are
                                                                                                     considered to be fully valued.

------------------------------------------------------------------------------------------------------------------------------------
 Rating                  Neutral                            Buy                                      Neutral
------------------------------------------------------------------------------------------------------------------------------------


                         OPPENHEIMER & CO                      DONALDSON, LUFKIN & JENRETTE
-----------------------------------------------------------------------------------------------------------
 Analyst(s)              Eric. N. Berg                         Vanessa Wilson
                         J. Paul Newsome                       Eriko Watanabe
 Latest Report
                         July 16, 1997                         July 31, 1997

 Price                   $49 5/8                               $53 11/16
-----------------------------------------------------------------------------------------------------------
 1997 EPS, P/E           $3.53           14.1x                 $3.50           15.3x

 1998 EPS, P/E           $3.97           12.5x                 $3.90           13.8x

 12-month Price Target   NA                                    NA
-----------------------------------------------------------------------------------------------------------
 Comments                The acquisitions of Home Beneficial   Second quarter results were in line
                         Life and USLIFE will provide a 5 to   with expectations.
                         10 cent positive surprise next year.
                                                               Consumer Finance results were ahead of
                         Shares are considered to be fairly    expectations on improving credit
                         valued and upside in Jetson's stock   quality, which led to favorable
                         over the next year is expected to be  charge-offs.
                         in the 12% area.
                                                               Retirement services achieved better
                                                               than expected annuity spreads.

                                                               Life insurance earnings were generally
                                                               in line despite the companies launch of a
                                                               full-scale realignment of the life
                                                               insurance segments and the closing of two
                                                               major acquisitions, Home beneficial and
                                                               USLIFE, during the quarter.
-----------------------------------------------------------------------------------------------------------
 Rating                  Market Perform                        Market Performance
-----------------------------------------------------------------------------------------------------------

                            MORGAN STANLEY DEAN WITTER
---------------------------------------------------------------------
 Analyst(s)                 Michael Blumstein

 Latest Report              July 31, 1997

 Price                      $54
---------------------------------------------------------------------
 1997 EPS, P/E              $3.47           15.5x

 1998 EPS, P/E              $3.90           13.8x

 12-month Price Target      $58.00
---------------------------------------------------------------------
 Comments                   Cost-cutting continues to fuel life
                            insurance earnings growth, while
                            consumer finance earnings continue to
                            benefit from easy comparisons.

                            The risk going forward is that the
                            integration of USLIFE turns out to be
                            tougher than management anticipates.

---------------------------------------------------------------------
 Rating                     Neutral
---------------------------------------------------------------------

                             MERRILL LYNCH
----------------------------------------------------------------------
 Analyst(s)                  Edward A. Spehar
                             Louise Costikyan

 Latest Report               August 5, 1997

 Price                       $51 3/4
----------------------------------------------------------------------
 1997 EPS, P/E               $3.50           14.8x

 1998 EPS, P/E               $3.95           13.1x

 12-month Price Target       $57
----------------------------------------------------------------------
 Comments                    Second quarter results were in line with
                             expectations.

                             Earnings growth has been led by 31%
                             rebound in consumer finance results.

                             Earnings in the retirement annuity
                             segment (VALIC) were slightly ahead of
                             expectations.
----------------------------------------------------------------------
 Rating                      Long-Term Accumulate
----------------------------------------------------------------------

      VALUATION ANALYSIS - JETSON

JETSON STOCK PRICE PERFORMANCE


   Jetson has experienced a 18.5% increase in its stock price per annum over the past 3 years.


   WEEKLY FROM FEBRUARY 18, 1994 - SEPTEMBER 5, 1997

                           [LINE GRAPH APPEARS HERE]

   Low Price on 4/26/94 - $25.25
   High Price on 7/30/97 - $53.69

   (1) 1/6/95 - In January 1995, acquired Franklin Life for $1.2 billion in cash and stock.
   (2) 2/9/96 - In February 1996, acquired Independent Insurance Group for $362 million in cash and stock.
   (3) 4/11/97 - In April 1997, acquired Home Beneficial Corp. for $665 million in cash and stock.
   (4) 6/13/97 - In June 1997, acquired USLIFE for $1.8 billion in stock.

JETSON INDEXED PRICE PERFORMANCE


   Jetson's price performance has lagged the comparable company index over the past twenty months.

   WEEKLY FROM FEBRUARY 18, 1994 - SEPTEMBER 5, 1997

                           [LINE GRAPH APPEARS HERE]

   * Comparable Companies include: Conseco, Inc., The Equitable Companies Incorporated, Lincoln National Corporation, Reliastar Financial Corporation and Transamerica Corporation.

   Indexed prices are equal weighted.

PUBLIC COMPANY COMPARABLE ANALYSIS

                                                                     Price/
                                             EPS(1)               Earnings(35)         Price to                     Proj.
                             Price     --------------------------------------------      Book                       EPS      Proj.
                            9/10/97    1997E         1998E     1997E         1998E       Value         Div Yield   Growth     ROE
------------------------------------------------------------------------------------------------------------------------------------

 Jetson                     $50.00     $3.50         $3.97      14.3x         12.6x       1.83x          2.8%       13.4%    12.8%

 Conseco Inc.               $45.38     $2.69         $3.27      16.9x         13.9x       2.50x          1.1%       21.6%    14.8%
 Equitable Cos.              41.00      2.63          2.95      15.6          13.9        2.07           0.5        12.2     13.3
 Jefferson Pilot Corp.       71.25      4.17          4.86      17.1          14.7        2.04           2.2        16.5     11.9
 Lincoln National Corp.      68.56      4.52          5.03      15.2          13.6        1.56           2.9        11.3     10.3
 Reliastar Financial Corp.   77.31      5.15          5.89      15.0          13.1        2.36           1.6        14.4     15.7
 Transamerica Corp.          97.56      6.50          8.01      15.0          12.2        1.52           2.0        23.2     10.1

 Adjusted Mean(36)                                              15.7x         13.6x       2.01x          1.8%       16.2%    12.6%
 Mean                                                           15.8          13.6        2.01           1.7        16.5     12.7
 Low                                                            15.0          12.2        1.52           0.5        11.3     10.1
 High                                                           17.1          14.7        2.50           2.9        23.2     15.7
------------------------------------------------------------------------------------------------------------------------------------



(1) IBES earnings estimates for 1997 and 1998.
(2) Excludes Jetson, high and low.

HISTORICAL PRICE TO EARNINGS MULTIPLES/(1)/


   Although Jetson and its Comparable Companies have enjoyed significant EPS multiple growth over the past three years, it has been less than in the annuity sector.

   WEEKLY FROM FEBRUARY 18, 1994 - SEPTEMBER 5, 1997

                           [LINE GRAPH APPEARS HERE]

   * Comparable Companies include: Conseco., Inc. The Equitable Companies Incorporated, Lincoln National Corporation, Reliastar Financial Corporation and Transamerica Corporation.

Jetson Price to Earnings    1994        1995        1996        YTD 1997
------------------------    ----        ----        ----        --------
High                        10.2x       11.4x       13.1x           14.8x
Low                          8.9         9.1         9.8            10.6
Average                      9.5        10.1        11.0            12.9


(1) Multiples based on IBES mean estimate FY+1.

HISTORICAL PRICE TO BOOK MULTIPLES


   Although Jetson and its Comparable Companies have enjoyed significant book multiple growth over the past three years, it has been less than in the annuity sector.


                           [LINE GRAPH APPEARS HERE]

  Jetson Price to Book          1994        1995          1996        YTD 1997
  --------------------          ----        ----          ----        --------

  High                           1.66x       1.89x         1.60x           1.91x
  Low                            1.33        1.20          1.19            1.46
  Average                        1.42        1.48          1.39            1.67


*Comparable Companies include: Conseco., Inc., The Equitable Companies Incorporated, Lincoln Corporation, Reliaster Financial Corporation and Transamerica Corporation.

      TRANSACTION ANALYSIS - JETSON

TRANSACTION ANALYSIS


 .    The acquisition was modeled with 50% cash and 50% stock.

 .    Sensitivities include $10 million and $20 million of potential expense savings/synergies.

 .    Analysis assumes Astro earnings per share of $1.75 for 1997 and $2.00 for
     1998.(1)

 .    Analysis assumes Jetson earnings per share of $3.50 for 1997 and $3.97 for
     1998.(2)

 .    Balance sheet is as of June 30, 1997.

 .    40 year goodwill period assumed on new shares purchased as well as restatement of old goodwill to 40 years.

 .    $8.0 million ($5.2 million after-tax) reduction in investment income.

 .    $4.3 million reduction in amortization on goodwill from previous 40%
     purchase of Astro (i.e., increasing original 20 year amortization period to 40 years).


(1) Astro management projections.
(2) IBES mean estimates.

PRO FORMA ACCRETION/DILUTION ANALYSIS

                                                           Per Share Equity Purchase Price
                          -------------------------------------------------------------------------------------------------------
    50% CASH, 50% STOCK              $29.00         $29.50         $30.00         $30.50          $31.00           $31.50
---------------------------------------------------------------------------------------------------------------------------------
 1997E EPS
   No Synergies                          (2.5)%        (2.7)%         (2.8)%          (3.0)%          (3.2)%           (3.4)%
   $10 Million Synergies                 (1.8)         (2.0)          (2.1)           (2.3)           (2.5)            (2.7)
   $20 Million Synergies                 (1.1)         (1.2)          (1.4)           (1.6)           (1.8)            (2.0)
 1998E EPS
   No Synergies                          (1.1)%        (1.3)%         (1.4)%          (1.6)%          (1.8)%           (1.9)%
   $10 Million Synergies                 (0.5)         (0.6)          (0.8)           (1.0)           (1.1)            (1.3)
   $20 Million Synergies                  0.2           0.0           (0.2)           (0.4)           (0.5)            (0.7)
   6/30/97 Book Value                     3.8           3.8            3.9             4.0             4.0              4.1
   Debt/Total Capital                    24.6          24.7           24.7            24.8            24.8             24.8
   Debt and Pref./Total
    Capital                              39.7          39.7           39.8            39.8            39.8             39.8
---------------------------------------------------------------------------------------------------------------------------------

      ILLUSTRATIVE COLLAR STRUCTURES

POTENTIAL EXCHANGE RATIO STRUCTURES


   Overview.



 .   Fixed-Shares - A fixed-share exchange ratio sets a specific number of shares
    ------------
    of the buyer's common stock to be exchanged for each share of the seller's common stock. The value ultimately received by the seller rises or falls in step with changes in the market price of the buyer's common stock.


 .   Fixed-Value - A fixed-value exchange ratio sets a specific price to be paid
    -----------
    for each share of the seller's common stock, with payment made in the form of buyer common stock. The number of buyer shares required to deliver the fixed value decreases if the buyer's stock price rises and increases if the buyer's stock price falls.


 .   Seller's Perspective - A seller who sees upside potential in the buyer's
    --------------------
    common stock may prefer a fixed-share exchange ratio, which allows the seller to benefit from a rise in the buyer's stock price, but exposes the seller to a decline in value if his expectation proves wrong. Conversely, a seller who sees risk of a sell-off in the buyer's stock between announcement and closing may prefer a fixed-value exchange ratio, which protects against a decline in the buyer's stock price, but also limits the seller's participation in any appreciation in the buyer's stock price that may occur prior to closing.


 .   Buyer's Perspective - A buyer's interests in setting an exchange ratio are
    -------------------
    generally the opposite of a seller's. A buyer who expects his price to rise might prefer a fixed-value exchange ratio, which allows him to issue fewer shares if his expectation proves correct. If he expects his price to decline, he might prefer a fixed-share exchange ratio, which would not require him to issue more shares despite a fall in his market price. Some buyers prefer fixed-share exchange ratios regardless of their stock price expectations, due to the certainty a fixed-share exchange ratio provides as to the number of shares to be issued.

   Exchange Ratio Collars.



 .   Purpose - Because buyers and sellers often have opposite preferences for
    -------
    fixed-value versus fixed-share exchange ratios, "collars" are often used to reach a compromise. A collar is a range of buyer stock prices within which the exchange ratio behaves in one manner and outside of which it behaves in the opposite manner. Collars effectively allow the buyer and seller to share the risk or reward of movements in the buyer's stock price.


 .   Collar on a Fixed-Value Exchange Ratio - Provides for a fixed-value exchange
    --------------------------------------
    ratio if the buyer's final stock price is within the collar and a fixed-share exchange ratio outside of the collar. Gives the seller value protection within the collar, but limits the number of shares the buyer must issue if his price falls below the bottom of the collar. Also provides the seller with the opportunity to benefit from a rise in the buyer's stock price to the extent the buyer's stock price rises above the top of the collar. Virtually all mergers with fixed-value exchange ratios include a collar.


 .   Collar on a Fixed-Share Exchange Ratio - Provides for a fixed-share exchange
    --------------------------------------
    ratio if the buyer's final stock price is within the collar and a fixed-value exchange ratio outside of the collar. The seller participates in upward and downward movements in the buyer's stock price, but the collar limits the range of potential final values. If the buyer's stock price falls below the bottom of the collar, the buyer must issue more shares to maintain a minimum value to the seller. Conversely, if the buyer's stock price rises above the top of the collar, the buyer can reduce the number of shares issued while still providing the maximum value determined by the collar. Collars are less consistently used with fixed-share exchange ratios than with fixed-value exchange ratios.

   Exchange Ratio Collars.



 .   Balanced vs. Unbalanced Collars - Collars are often evenly distributed
    -------------------------------
    around the buyer's stock price when the collar is set, but "unbalanced" collars are not unusual. The buyer's initial stock price may be above or below the mid-point of the collar, providing disproportionate sharing in the risk and reward of movements in the buyer's stock price. In a fixed-value exchange ratio, the seller benefits if the mid-point of the collar is set below the buyer's current market price - the seller receives more downside price protection than he forgoes in upside participation. In a fixed-share exchange ratio, the reverse holds - the seller receives more downside protection than he forgoes in upside potential if the mid-point of the collar is set above the buyer's current market price.


 .   Width of Collar - Whether a wide collar or a narrow collar is more desirable
    ---------------
    from a seller's perspective depends on the seller's expectations for the buyer's stock price performance. In a fixed-value exchange ratio, a wide collar provides more price protection, but less upside participation, than a narrow collar. In a fixed-share exchange ratio, the opposite is true.

FIXED SHARE AND FIXED VALUE EXCHANGE RATIO


   Collars can be structured to give varying payoff profiles to Astro shareholders(1).


  [LINE GRAPH APPEARS HERE]                      [LINE GRAPH APPEARS HERE]

  . Assumes a fixed level of ownership in the combined company for both Astro and Jetson inside the range of the collar.


  . Limits the number of shares Astro will receive if Jetson's stock price exceeds the top end of the collar.


  .   Assures Astro a fixed value per share within the band of the collar.


  . Limits number of shares Jetson can be forced to issue if its stock price were to decline, limiting the potential dilution to Jetson shareholders.


(1) This example assumes a $30.00 per share purchase price.

   Walk-Away Rights.



 .   Purpose - A "walk-away" right determines a party's ability to terminate the
    -------
    merger if the buyer's stock price experiences a severe decline after the merger agreement is executed. A walk-away right can be used with fixed-share or fixed-value exchange ratios, and in conjunction with or as a substitute for a collar.


 .   Seller Absolute Walk-Away - The seller has the unilateral right (but not the
    -------------------------
    obligation) to terminate the merger if the buyer's stock price falls below a pre-determined level.


 .   Seller Two-Pronged Walk-Away - The seller has the unilateral right (but not
    ----------------------------
    the obligation) to terminate the merger if: (i) the buyer's stock price falls below a pre-determined level; and, (ii) the buyer's stock price has underperformed an index of other insurance stocks by more than a specified amount. The seller therefore has the right to terminate the merger only if the fall in the buyer's stock price may not be attributed to a general decline in insurance stock prices.


 .   Make-Whole - If the buyer's stock price falls enough to trigger the seller's
    ----------
    walk-away right and the seller notifies the buyer of its intention to exercise this right, the buyer may (but is not obligated to) override the seller's right to walk away by increasing the number of shares offered to bring the value of the consideration back to the walk-away threshold.


 .   Buyer Walk-Away - (Applicable only to mergers with a fixed-share exchange
    ---------------
    ratio and collar). If the buyer's stock price declines, the collar requires the buyer to increase the number of shares offered to preserve a predetermined value per share of seller common stock. Below some price level of the buyer's common stock, the buyer may prefer to terminate the transaction rather than suffer the dilution from issuing a very large number of shares.

   Other Exchange Ratio Features.



 .   Average Price - An average price of the buyer's common stock is generally
    -------------
    used in connection with fixed-value exchange ratios and to determine walk-away rights. An average price may be viewed as more representative of true value of the buyer's stock than the price at any one particular moment. Using an average price also decreases the volatility in the number of shares to be received, and mitigates the risk of an aberrational price triggering a walk-away right. A variety of techniques are used to average the buyer's stock price over a number of days, including the average of daily closing prices, the average of the daily high and low trading prices, and the weighted average price for all trades occurring during the valuation period.


 .   Valuation Period - The "valuation period" for determining the buyer's
    ----------------
    average stock price is generally ten to twenty trading days in length. The shorter the valuation period, the more quickly the average price responds to movements in the buyer's stock price. The valuation period is often set to end shortly before closing, but is sometimes pegged to the date of the seller's shareholder meeting or to the date regulatory approval is received.


 .   Hybrid Exchange Ratios - A number of additional structures can be created by
    ----------------------
    using different combinations of fixed-share and fixed-price exchange ratios, collars and walk-aways. Examples include a "one-sided collar" providing for a fixed-share exchange ratio above a certain price and a fixed-value exchange ratio below that price (or vice-versa), and "double collars" which create a multi-step function alternating between fixed-share and fixed-value exchange ratios.


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